Exhibit 1.1

SELLING AGENT AGREEMENT

by and among

Verizon Communications Inc.

and

Incapital LLC

and

the other Agents party hereto from time to time

May 15, 2017

To the Purchasing Agent and the Agents listed on the signature pages hereto and each person that shall have become an Agent from time to time as provided herein:

Verizon Communications Inc., a company incorporated under the laws of the State of Delaware (the “Company” or “Verizon”), and Incapital LLC (the “Purchasing Agent”) and the other Agents (as defined below) are entering into this Selling Agent Agreement (this “Agreement”) as of the date written above.

I.

The Company proposes to issue and sell its Verizon InterNotes® due nine months or more from the date of issue (the “Notes”). The Notes will be issued pursuant to an indenture dated as of December 1, 2000 (the “Original Indenture”), as supplemented by the supplemental indenture dated as of May 15, 2001 (the “First Supplemental Indenture”), as further supplemented by the supplemental indenture dated as of September 29, 2004 (the “Second Supplemental Indenture”), as further supplemented by the supplemental indenture dated as of February 1, 2006 (the “Third Supplemental Indenture”) and as further supplemented by the supplemental indenture dated as of April 4, 2016 (together with the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, and as may be further amended and supplemented from time to time, the “Indenture”), between the Company (as successor in interest to Verizon Global Funding Corp.) and U.S. Bank National Association (as successor to Wachovia Bank, National Association, formerly known as First Union National Bank) (the “Trustee”). The terms of the Notes are described in the Program Prospectus (as defined herein), as supplemented from time to time.

Subject to the terms and conditions contained in this Agreement, the Company hereby (1) appoints each of you as agents of the Company for the purpose of soliciting offers to purchase Notes and each of you hereby severally and not jointly agrees to use your reasonable best efforts to solicit offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof, and after consultation with the Purchasing Agent, and (2) agrees that whenever the Company determines to sell Notes pursuant to this Agreement, such Notes shall be sold pursuant to a Terms Agreement (as defined herein) relating to such sale in accordance with the provisions of Section VII hereof between the Company and the Purchasing Agent, with the Purchasing Agent purchasing such Notes as principal for resale to other Agents or dealers (the “Selected Dealers”), each of whom will purchase such Notes as principal.

The Company reserves the right to appoint additional agents (each an “Agent” and, together with the Purchasing Agent and the agents listed on the signature pages hereto, the “Agents”) for the purpose of soliciting offers to purchase Notes, which agency shall be on an ongoing basis or a one-time basis. Any such additional Agent shall become a party to this Agreement and shall thereafter be subject to the provisions hereof and entitled to the benefits hereunder upon the execution of a counterpart hereof or other form of mutual agreement and acknowledgment of its appointment hereunder by the Company and such additional agent, including the form of letter attached hereto as Exhibit H, and delivery to the Company of addresses for notice hereunder and under the Procedures (as such term is defined in

Section V(b)). After the time an Agent is appointed, the Company shall furnish or cause to be furnished to the Agent copies of the documents delivered to other Agents on the date hereof under Sections III(a), III(b), III(c) and III(d) and, if such appointment is on an ongoing basis, Sections IX(b), IX(c) and IX(d) hereof.

II.

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3, as amended (File No. 333-213439). Such Registration Statement became effective on September 1, 2016 pursuant to the rules and regulations promulgated by the Commission under the Securities Act of 1933, as amended (the “1933 Act”) and contains the Basic Prospectus (as defined herein), and the Indenture, which was incorporated by reference into the Registration Statement and has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations promulgated thereunder. The Company has filed the Program Prospectus Supplement (as defined below) and will file the applicable Final Pricing Supplement for each particular offering of a tranche of Notes.

(b) For the purposes of this Agreement the following terms shall have the following meaning:

(1) “Registration Statement” as of any time means the registration statement, as amended by any amendment thereto, registering the offer and sale of the Notes, among other securities, in the form then filed by the Company with the Commission, including any document incorporated by reference therein (other than the Statement of Eligibility of the Trustee under the Indenture) and any prospectus, prospectus supplement and/or pricing supplement deemed or retroactively deemed to be a part thereof at such time that has not been superseded or modified. “Registration Statement” without reference to a time means such registration statement, as amended, as of the time of the first contract of sale for the Notes of a particular tranche, which time shall be considered the “new effective date” of such registration statement, as amended, with respect to such Notes (within the meaning of Rule 430B(f)(2) under the 1933 Act (as defined below)). For purposes of this definition, information contained in a form of prospectus, prospectus supplement or pricing supplement that is retroactively deemed to be a part of such registration statement, as amended, pursuant to Rule 430B or Rule 430C under the 1933 Act shall be considered to be included in such registration statement, as amended, as of the time specified in Rule 430B or Rule 430C, as the case may be, under the 1933 Act.

(2) “Basic Prospectus” is the base prospectus filed as part of the Registration Statement, in the form in which it has been most recently filed with the Commission at or prior to the time identified in the applicable Terms Agreement (as defined below) as the Applicable Time (as defined below).

(3) “Program Prospectus Supplement” is the prospectus supplement relating to the Notes, filed by the Company with the Commission pursuant to Rule 424(b) under the 1933 Act prior to the offer and acceptance of the Notes of a particular tranche.

(4) “Program Prospectus” means, collectively, the Basic Prospectus, the Program Prospectus Supplement and any preliminary pricing supplement used in connection with the Notes of a particular tranche, as filed by the Company with the Commission pursuant to Rule 424(b) under the 1933 Act, including, in each case, any document incorporated by reference therein.

(5) “Final Pricing Supplement” means the final pricing supplement relating to the Notes of a particular tranche filed by the Company with the Commission pursuant to Rule 424(b) under the 1933 Act that discloses the public offering price and other final terms of such Notes and otherwise satisfies Section 10(a) of the 1933 Act, in substantially the form attached as Exhibit F.

(6) “Disclosure Package” means, taken as a whole, the Program Prospectus (excluding any preliminary pricing supplement) and the applicable Final Pricing Supplement.

(7) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h)(1) under the 1933 Act relating to the Notes that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the 1933 Act because it contains a description of the Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission, or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the 1933 Act.

(8) “Applicable Time” means the time agreed to by the Company and the applicable Agent(s) as the time of the pricing of the Notes of a particular tranche, which, unless otherwise agreed, shall be the time immediately after the Company and the Agents agree on the pricing terms of such Notes.

(9) “Representation Date” means each of the following: the Applicable Time; the date of each issuance of Notes (whether to one or more Agents as principal or through the Agents as agents) (the date of each such delivery to one or more Agents as principal being hereafter referred to as a “Settlement Date”); and any date on which the Registration Statement, the Basic Prospectus or the Program Prospectus Supplement shall be amended or supplemented (other than by an amendment or supplement (i) providing solely for the establishment of, or a change in, the interest rates or formulas, maturity dates or prices of Notes or similar changes, (ii) effected by the filing of a document with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the 1934 Act”) or (iii) relating solely to an offering of securities other than the Notes).

III.

The Agents’ obligations hereunder are subject to the following conditions:

(a) The Agents shall have received the following legal opinions, dated the date hereof:

(1) The opinion of the General Counsel of the Company or the Senior Vice President, Deputy General Counsel and Corporate Secretary of the Company, or other counsel to the Company satisfactory to the Purchasing Agent, on behalf of itself and the other Agents, and counsel to the Agents, which shall be substantially in the form attached hereto as Exhibit A.

(2) The opinion of Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to the Company, which shall be substantially in the form attached hereto as Exhibit B.

(3) The opinion and negative assurance letter of Milbank, Tweed, Hadley & McCloy LLP (“Milbank”), special New York counsel for the Agents.

The opinions described in this subsection (a) shall expressly provide that any entity that becomes an Agent hereunder following the date hereof may rely on such opinion as though it were addressed to such Agent (it being understood that such opinion speaks only as of the date of such opinion).

(b) The Agents shall have received a certificate signed by a President or any Senior or other Vice President or any other authorized officer of the Company satisfactory to the Agents (an “Authorized Officer”), dated the date hereof, to the effect that the signer of such certificate has reviewed the Registration Statement and the Program Prospectus and that to the best of his or her knowledge: (i) the Registration Statement has become effective under the 1933 Act, no stop order suspending the effectiveness of the Registration Statement is in effect and, to the best of his or her knowledge, no proceedings for such purpose pursuant to Rule 401(g)(2) or pursuant to Section 8A under the 1933 Act are pending before or threatened by the Commission; (ii) since the latest date as of which information is given in the Registration Statement, there has been no material adverse change in the business, business prospects, properties, financial condition or results of operations of the Company; (iii) since such date there has not been any transaction material to the Company, other than a transaction in the ordinary course of business, except as reflected in or contemplated by the Registration Statement; (iv) since the effective date of the Registration Statement, there has occurred no event which, in the opinion of counsel for the Company, is of sufficient materiality to be required to be set forth or incorporated by reference in an amended or supplemented Program Prospectus Supplement which has not been so set forth or incorporated by reference; and (v) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date hereof and the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to the date hereof.

(c) The Agents shall have received a letter from Ernst & Young LLP or any subsequent independent registered public accounting firm appointed by the Company (the “Independent Accounting Firm”), dated the date hereof and in form and substance reasonably satisfactory to the Agents, confirming that or including:

(1) The Independent Accounting Firm is an independent registered public accounting firm with respect to the Company within the meaning of the 1933 Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(2) In the Independent Accounting Firm’s opinion, the consolidated financial statements and financial statement schedules of the Company and its subsidiaries audited by the

Independent Accounting Firm and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act and the related rules and regulations thereunder adopted by the Commission.

(3) All other statements ordinarily contained in accountants’ “comfort letters” to underwriters in connection with registered public offerings, including conclusions and findings of the Independent Accounting Firm with respect to the financial information included or incorporated by reference in the Registration Statement.

(d) The Company shall have furnished to the Agents a certificate of its Corporate Secretary, or an Assistant Corporate Secretary or Assistant Secretary, dated the date hereof and in form and substance reasonably satisfactory to the Agents.

(e) The obligations of the Purchasing Agent to purchase Notes as principal, both under this Agreement and under any Terms Agreement, are subject to the condition that the Company has a long term unsecured debt rating of BBB or better by Standard & Poor’s Financial Services LLC.

Further, if specifically called for by any written agreement by the Purchasing Agent, including a Terms Agreement, to purchase Notes as principal, the Purchasing Agent’s obligations hereunder and under such agreement, shall be subject to such additional conditions, including those set forth in subsections (a), (b), (c), (d) and (e) above, as agreed to by the parties, each of which such agreed conditions shall be met on the corresponding Settlement Date.

IV.

In further consideration of your agreements herein contained, the Company covenants as follows:

(a) At any time during a period in which a particular issuance of Notes may be offered and sold by the Agents (each period, an “Offering Period”) or during the time a prospectus relating to the Notes is required to be delivered under the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the 1933 Act) with respect to a particular offering of Notes (a “Prospectus Delivery Period”), to furnish to the Purchasing Agent, on behalf of itself and the other Agents, if the Purchasing Agent so requests, copies of the Registration Statement and the Program Prospectus, including the materials, if any, incorporated by reference therein, and to timely file with the Commission any applicable Final Pricing Supplement, and, during the period mentioned in paragraph (e) below, to supply as many copies of the Disclosure Package, any documents incorporated by reference therein and any supplements and amendments thereto as the Purchasing Agent, on behalf of itself and the other Agents, may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Basic Prospectus, the Program Prospectus Supplement or the Final Pricing Supplement at any time during an Offering Period or during a Prospectus Delivery Period, to furnish to the Purchasing Agent, on behalf of itself and the other Agents, and to counsel for the Agents, a copy of each such proposed amendment or supplement (other than by an amendment or supplement (i)

providing solely for the establishment of, or a change in, the interest rates or formulas, maturity dates or price of Notes or similar changes, (ii) effected by the filing of a document with the Commission pursuant to the 1934 Act or (iii) relating solely to an offering of securities other than the Notes).

(c) To pay the registration fees for the offering of the Notes within the time period required by Rule 456(b)(1)(i) under the 1933 Act (without giving effect to the proviso therein) and in any event prior to the Settlement Date.

(d) The Company will notify the Agents promptly, at any time during an Offering Period or during a Prospectus Delivery Period, and confirm the notice in writing, (i) of the delivery to the Commission for the filing of any document to be filed pursuant to the 1934 Act which will be incorporated by reference into the Registration Statement (other than documents that will be available via the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)), (ii) of any request by the Commission for any amendment to the Registration Statement, any amendment or supplement to any Disclosure Package or for any additional information (other than a request with respect to a document (A) filed with the Commission pursuant to the 1934 Act which will be incorporated by reference into the Registration Statement or the Disclosure Package or (B) relating solely to an offering of securities other than the Notes), (iii) of the issuance by the Commission of any order directed to the Registration Statement or any document incorporated therein by reference or the initiation or threat of any challenge by the Commission to the accuracy or adequacy of any document incorporated by reference in the Registration Statement, (iv) the issuance by the Commission of any order suspending the use of the Program Prospectus or the Disclosure Package or of the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the 1933 Act, (v) of receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) and (vi) of receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose.

(e) If, at any time prior to the filing of the related Final Pricing Supplement pursuant to Rule 424b under the 1933 Act, any event shall occur as a result of which it is necessary to amend or supplement the Disclosure Package in order to make a statement therein, in light of the circumstances when the Disclosure Package is delivered to a subsequent purchaser, not materially misleading, or if it is otherwise necessary to amend or supplement the Registration Statement, the Basic Prospectus, the Program Prospectus Supplement or the Disclosure Package to comply with applicable law, the Company shall prepare and furnish, at its own expense (unless such amendment shall relate to information furnished by the Agents or the Purchasing Agent by or on behalf of the Agents in writing expressly for use in the Disclosure Package), to the Agents, the number of copies requested by the Agents or the Purchasing Agent of either amendments or supplements to the Disclosure Package so that the statements in the Disclosure Package as so amended or supplemented will not, in light of the circumstances when the Disclosure Package is delivered to a subsequent purchaser, be misleading or so that the Disclosure Package will comply with applicable law.

(f) The Company represents that it has not and agrees that it will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus, unless (i) the information contained in the Issuer Free Writing Prospectus is immaterial to the offering of the Notes or (ii) the consent of the Purchasing Agent, on behalf of itself and the other Agents, is obtained. The Company represents that it has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(g) To use its best efforts to qualify the Notes for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Purchasing Agent, on behalf of itself and the other Agents, shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection therewith; provided, however, that the Company, in complying with the foregoing provisions of this paragraph, shall not be required to qualify as a foreign company or to register or qualify as a broker or dealer in securities in any jurisdiction or to consent to service of process in any jurisdiction other than with respect to claims arising out of the offering or sale of the Notes; and provided, further, that the Company shall not be required to continue the qualification of any tranche of Notes beyond one year from the date of the sale of such Notes.

(h) Unless otherwise agreed upon in any Terms Agreement between the Purchasing Agent acting as principal and the Company, between the date of such Terms Agreement and the delivery of Notes to the Purchasing Agent as principal with respect to such Terms Agreement, the Company will not, without the prior written consent of the Purchasing Agent, which shall not be unreasonably withheld or delayed, offer, sell or issue, or enter into any agreement to sell or issue, any debt securities of the Company in the United States intended primarily for sale to retail investors (other than the Notes to which such Terms Agreement relates or another tranche of Notes) which have substantially similar maturities and other terms as such Notes and which are payable as to principal and interest in the currency in which such Notes are payable. Notwithstanding the foregoing, the Company may enter into any agreement to sell or issue debt securities of the Company so long as such debt securities are (i) expected to be listed on a national exchange or (ii) intended for sale primarily to the client base of a single financial institution and its affiliates and, in each case, the Company provides the Purchasing Agent with three days prior written notice of the issuance of such securities.

(i) If at any time the Company is required to furnish or cause to be furnished to the Agents any certificate, opinion or letter pursuant to paragraph (b), (c) or (d), respectively, of Section IX and the Company has not yet so provided such certificate, opinion or letter, as applicable, the Company will not offer or sell any of the Notes prior to the Agents’ receipt of the applicable certificate, opinion or letter.

V.

(a) The Agents, severally and not jointly, agree to use their respective reasonable best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein, in the Program Prospectus and in the applicable Disclosure Package and upon the terms communicated to the Agents from time to time by the Company or the Purchasing Agent, as the case may be. For the purpose of such solicitation, the Agents will use the Program Prospectus and the applicable Disclosure Package, each as then amended or supplemented which has been most recently distributed to the Agents by the Company, and the Agents will solicit offers to purchase the Notes only as permitted or contemplated thereby and herein and only as permitted by the 1933 Act and the applicable securities laws or regulations of any jurisdiction. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or permanently. Upon receipt of instructions (which may be given orally) from the Company, the Agents promptly will suspend the solicitation of offers to purchase the Notes until such time as the Company has advised the Agents that such solicitation may be resumed.

Unless otherwise instructed by the Company, the Agents are authorized to solicit offers to purchase the Notes only in denominations of $1,000 or more (in integral multiples of $1,000). The Agents are not authorized to appoint subagents or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes without the consent of the Company. Unless otherwise instructed by the Company, the Purchasing Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes. The Company shall have the sole right to accept offers to purchase Notes and may reject any proposed offers to purchase Notes as a whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein. The Company agrees to pay the Purchasing Agent, as consideration for soliciting offers to purchase Notes pursuant to a Terms Agreement, a concession in the form of a discount equal to the percentages of the initial offering price of each Note actually sold as set forth in Exhibit C hereto (the “Concession”); provided, however, that the Company and the Purchasing Agent alternatively may agree to a Concession greater than or less than the percentages set forth in Exhibit C hereto. The actual aggregate Concession with respect to each tranche of Notes will be set forth in the related Final Pricing Supplement. The Purchasing Agent and the other Agents or Selected Dealers will share the above-mentioned Concession in such proportions as they may agree.

Unless otherwise authorized by the Company, all Notes shall be sold to the public at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any. Such purchase price shall be set forth in the confirmation statement of the Agent or Selected Dealer responsible for such sale and delivered to the purchaser along with a copy of the Disclosure Package.

(b) Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Notes are set forth in the Administrative Procedures attached hereto as Exhibit D (the “Procedures”), as amended from time to time. Unless otherwise provided in a Terms Agreement, the provisions of the Procedures shall apply to all transactions contemplated hereunder. The Agents and the Company each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures as amended from time to time. The Procedures may only be amended by written agreement of the Company and the Purchasing Agent, on behalf of itself and the other Agents.

(c) The Company, the Purchasing Agent and each Agent severally and not jointly acknowledges and agrees, and each Selected Dealer will be required to acknowledge and agree, that the Notes are being offered for sale in the United States only.

VI.

(a) Each of the Purchasing Agent and the Agents severally and not jointly represents and warrants to the Company, as of the date hereof and as of each Representation Date, that the information furnished in writing by such Purchasing Agent or Agent to the Company expressly for use in the Registration Statement, the Disclosure Package or in any Issuer Free Writing Prospectus does not and will not contain any untrue statement of a material fact and does not and will not omit any material fact in connection with such information necessary to make such information, in the light of the circumstances under which it was made, not misleading.

(b) Each of the Purchasing Agent and the Agents severally and not jointly represents that it has not and agrees that it will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus, unless (i) the information contained in the Issuer Free Writing Prospectus is immaterial to the offering of the Notes or (ii) the consent of the Company is obtained.

VII.

Each sale of Notes shall be made in accordance with the terms of this Agreement, the Procedures and a separate agreement substantially in one of the forms attached as Exhibit E or such other form as may be agreed upon by the Company and the Purchasing Agent (a “Terms Agreement”) to be entered into which will provide for the sale of such Notes to, and the purchase and reoffering thereof, by the Purchasing Agent as principal. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Purchasing Agent. The offering of Notes by the Company hereunder and the Purchasing Agent’s agreement to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions set forth herein. Each Terms Agreement shall describe the Notes to be purchased pursuant thereto by the Purchasing Agent as principal, and may specify, among other things, the principal amount of Notes to be purchased, the interest rate or formula and maturity date or dates of such Notes, the Interest Payment Dates (as such term is defined in the Program Prospectus), if any, the net proceeds to the Company, the initial public offering price at which the Notes are proposed to be reoffered and the time of delivery of, and payment for, such Notes, whether the Notes provide for a Survivor’s Option (as such term is defined in the Program Prospectus), whether the Notes are redeemable or repayable and on what terms and conditions, and any other relevant terms. In connection with the resale of the Notes purchased, without the consent of the Company, the Agents are not authorized to appoint sub-agents or to engage the service of any other broker or dealer, nor may you reallow any portion of the Concession paid to you. Terms Agreements, each of which shall be substantially in one of the forms attached as Exhibit E hereto, or as otherwise agreed to between the Company and the Purchasing Agent, may take the form of an exchange of any standard form of written telecommunication between the Purchasing Agent and the Company.

VIII.

(a) The Company represents and warrants to the Agents as of the date hereof and as of each Representation Date as follows:

(1) the Company is a “well-known seasoned issuer” (as defined in Rule 405 under the 1933 Act), the Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the 1933 Act), and the Company has not received any notice from the Commission objecting to the Company’s use of the automatic shelf registration statement form pursuant to Rule 401(g)(2) under the 1933 Act;

(2) no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering has been initiated or threatened by the Commission, as of the applicable effective date of the Registration Statement and any amendment thereto;

(3) each document, if any, filed or to be filed pursuant to the 1934 Act and incorporated by reference into the Basic Prospectus, Program Prospectus Supplement or the Disclosure Package complied or will comply when so filed, in all material respects, with the 1934 Act;

(4) each part of the Registration Statement filed with the Commission pursuant to the 1933 Act relating to the Notes, when such part became effective (including each deemed effective date pursuant to Rule 430B(f)(2)), did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(5) on (i) the effective date of the Registration Statement (including each deemed effective date pursuant to Rule 430B(f)(2)), (ii) the date of the Basic Prospectus, (iii) the date of the Program Prospectus Supplement (and each date it is supplemented or amended by an applicable Final Pricing Supplement) and (iv) the Settlement Date, each of the Registration Statement, the Basic Prospectus and the Disclosure Package, each as amended or supplemented, if applicable, complied or will comply in all material respects with the 1933 Act and the applicable rules and regulations thereunder;

(6) on (i) the effective date of the Registration Statement (including each deemed effective date pursuant to Rule 430B(f)(2)), the Registration Statement did not contain, and as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, and (ii) the date of each of the Basic Prospectus, the Program Prospectus Supplement and any amendment or supplement thereto, and on the Settlement Date, the Disclosure Package will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to statements or omissions in the Registration Statement or Disclosure Package based upon information furnished to the Company by any Agent or the Purchasing Agent by or on behalf of any Agent in writing expressly for use therein;

(7) as of the Applicable Time, the Disclosure Package did not include any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to statements or omissions in the Disclosure Package based upon information furnished to the Company by any Agent or the Purchasing Agent by or on behalf of any Agent in writing expressly for use therein;

(8) each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer of Notes did not, does not and will not include any information conflicting with the information contained in the Registration Statement;

(9) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Notes and at the date of this Agreement and each applicable Terms Agreement, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the 1933 Act;

(10) there are no legal or governmental proceedings required to be described in each of the Basic Prospectus, the Program Prospectus Supplement or the Disclosure Package which are not described as required;

(11) the consummation of any transaction herein contemplated will not conflict with, result in the creation of any lien, charge or encumbrance upon any material property or asset of the Company or any of its subsidiaries pursuant to the terms of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or result in the violation of any statute, or any order, rule or regulation of any court or governmental agency or body by which the Company is bound, in each case, which would reasonably be expected to have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole;

(12) the Indenture has been qualified under the Trust Indenture Act of 1939; and

(13) the Company has instituted and maintains policies and procedures designed to prevent the violation by the Company and its consolidated affiliates (taken as a whole) of any applicable anti-money laundering, anti-bribery or anti-corruption laws, regulations and rules and any applicable international trade control and economic sanctions; provided that this representation shall not be deemed to be made with respect to a particular Representation Date if, within five (5) Business Days prior to such applicable Representation Date, the Company has conducted a due diligence call with the Purchasing Agent with respect to the Company’s compliance with applicable anti-money laundering, anti-bribery or anti-corruption laws, regulations and rules and any applicable international trade control and economic sanctions.

IX.

(a) Each acceptance by the Company of an offer for the purchase of Notes, and each delivery of Notes to the Purchasing Agent pursuant to a sale of Notes to the Purchasing Agent, shall be deemed to be an affirmation that the representations and warranties of the Company made to the Agents in this Agreement and in any certificate theretofore delivered pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the Purchasing Agent of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement, the Program Prospectus and the applicable Disclosure Package, as amended and supplemented to each such time).

(b) Each time:

(1) the applicable Terms Agreement so specifies (unless waived by the Purchasing Agent);

(2) the Company files with the Commission an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q that is incorporated by reference into the Registration Statement, the Basic Prospectus or the Program Prospectus Supplement;

(3) the Company prices the first offering of Notes following the filing with the Commission of a Current Report on Form 8-K (i) under Item 2.02 of Form 8-K or (ii) otherwise containing financial information, in each case, that is incorporated by reference into the Registration Statement, the Basic Prospectus or the Program Prospectus Supplement; provided that an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q has not been filed during the period between the filing of such Current Report on Form 8-K and the pricing of such offering; or

(4) if required by the Agents after the Registration Statement or the Program Prospectus or the Disclosure Package has been amended or supplemented (other than by an amendment or supplement (i) providing solely for the establishment of, or a change in, the interest rates or formulas, maturity dates or price of Notes or similar changes, (ii) effected by the filing of a document with the Commission pursuant to the 1934 Act or (iii) relating solely to an offering of securities other than the Notes) or a new Registration Statement is used by the Company with respect to the Notes, the Company shall furnish or cause to be furnished to the Agents (i) a certificate of an Authorized Officer dated the date specified in the applicable Terms Agreement or dated within two (2) Business Days of the date of the filing with the Commission of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form reasonably satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section III(b) hereof which was last furnished to the Agents are true and correct as of the date specified in the applicable Terms Agreement or at the time of such filing, amendment or supplement, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Program Prospectus and the Disclosure Package, each as amended and supplemented to such time) and (ii) a certificate of the Corporate Secretary, or an Assistant Corporate Secretary or Assistant Secretary, of the Company dated the date specified in the applicable Terms Agreement or dated the date of filing with the Commission of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form reasonably satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section III(d) hereof which were last furnished to the Agents are true and correct as of the date specified in the applicable Terms Agreement or at the time of such filing, amendment or supplement, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Program Prospectus and the Disclosure Package, each as amended and supplemented to such time).

(c) Each time:

(1) the applicable Terms Agreement so specifies (unless waived by the Purchasing Agent);

(2) the Company files with the Commission an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q that is incorporated by reference into the Registration Statement, the Basic Prospectus or the Program Prospectus Supplement;

(3) the Company prices the first offering of Notes following the filing with the Commission of a Current Report on Form 8-K (i) under Item 2.02 of Form 8-K or (ii) otherwise containing financial information, in each case, that is incorporated by reference into the Registration Statement, the Basic Prospectus or the Program Prospectus Supplement; provided that an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q has not been filed during the period between the filing of such Current Report on Form 8-K and the pricing of such offering; or

(4) if required by the Agents after the Registration Statement or the Program Prospectus or the Disclosure Package has been amended or supplemented (other than by an amendment or supplement (i) providing solely for the establishment of, or a change in, the interest rates or formulas, maturity dates or price of Notes or similar changes, (ii) effected by the filing of a document with the Commission pursuant to the 1934 Act or (iii) relating solely to an offering of securities other than the Notes) or a new Registration Statement is used by the Company with respect to the Notes, the Company shall furnish or cause to be furnished to the Agents the written opinions, dated the date specified in the applicable Terms Agreement or dated within two (2) Business Days of the date of the filing with the Commission of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form and substance reasonably satisfactory to the Agents, of the same tenor as the opinions referred to in Sections III(a)(1) and III(a)(2) hereof and the Company shall request to be furnished to the Agents the written opinions, dated the date specified in the applicable Terms Agreement or dated within two (2) Business Days of the date of the filing with the Commission of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form and substance reasonably satisfactory to the Agents, of the same tenor as the opinions referred to in Section III(a)(3), in each case, modified, as necessary, to relate to the Registration Statement, the Program Prospectus and the Disclosure Package, as amended and supplemented, to the time of delivery of such opinions; or, in lieu of such opinions, counsel last furnishing such opinions to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, the Program Prospectus and the Disclosure Package, as amended and supplemented, to the time of delivery of such letter authorizing reliance).

(d) Each time:

(1) the applicable Terms Agreement so specifies (unless waived by the Purchasing Agent);

(2) the Company files with the Commission an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q that is incorporated by reference into the Registration Statement, the Basic Prospectus or the Program Prospectus Supplement;

(3) the Company prices the first offering of Notes following the filing with the Commission of a Current Report on Form 8-K (i) under Item 2.02 of Form 8-K or (ii) otherwise containing financial information, in each case, that is incorporated by reference into the Registration Statement, the Basic Prospectus or the Program Prospectus Supplement; provided that an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q has not been filed during the period between the filing of such Current Report on Form 8-K and the pricing of such offering; or

(4) if required by the Agents after the Registration Statement or the Program Prospectus or the Disclosure Package has been amended or supplemented (other than by an amendment or supplement (i) providing solely for the establishment of, or a change in, the interest rates or formulas, maturity dates or price of Notes or similar changes, (ii) effected by the filing of a document with the Commission pursuant to the 1934 Act or (iii) relating solely to an offering of securities other than the Notes) or a new Registration Statement is used by the Company with respect to the Notes, the Company shall cause the Independent Accounting Firm to furnish to the Agents a letter, dated the date specified in the applicable Terms Agreement or dated within two (2) Business Days of the date of effectiveness of such amendment, supplement or document filed with the Commission, as the case may be, in form reasonably satisfactory to the Agents, of the same tenor as the portions of the letter referred to in Section III(c) hereof but modified to relate, as applicable, to the Registration Statement, the Program Prospectus and the Disclosure Package, each as amended and supplemented to the date of such letter; provided, however, that if the Registration Statement, the Program Prospectus or the Disclosure Package is amended or supplemented solely to include financial information as of and for a fiscal quarter, the Independent Accounting Firm may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement.

(e) The Company hereby acknowledges that (1) the solicitation of purchases of the Notes and any purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Agents and any affiliate thereof through which they may be acting, on the other, (2) the Underwriters (as defined in Exhibit G attached hereto) are acting as principal and not as an agent (except as provided herein) or fiduciary of the Company and (3) the Company’s engagement of the Agents in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Agents has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Agents have rendered advisory services of any nature or in any respect, or owe an agency (except as provided herein), fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

X.

The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages and liabilities based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Program Prospectus Supplement, any Issuer Free Writing Prospectus or the Disclosure Package (if used within the period set forth in Section IV(e) hereof, and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company by any Agent or the Purchasing Agent by or on behalf of any Agent in writing expressly for use therein or by any statement.

Each Agent severally and not jointly agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to each Agent, but only with reference to information relating to said Agent furnished to the Company in writing by the Agent or the Purchasing Agent by or on behalf of said Agent expressly for use in the Registration Statement, the Basic Prospectus, the Program Prospectus Supplement, any Issuer Free Writing Prospectus or the Disclosure Package.

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall promptly notify the person or persons against whom such indemnity may be sought (the “indemnifying party”) in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding (provided, however, that if such indemnified party shall object to the selection of counsel after having been advised by such counsel that there may be one or more legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying party, the indemnifying party shall designate other counsel reasonably satisfactory to the indemnified party) and the indemnifying party shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

If the indemnification provided for in this Section X is unavailable to an indemnified party under the first or second paragraph hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall severally contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Agents on the other in connection with the statement or omission that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other in connection with the offering of the Notes shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes received by the Company bear to the total commissions, if any, received by all of the Agents in respect thereof. If there are no commissions allowed or paid by the Company to the Agents in respect of the Notes, the relative benefits received by the Agents in the preceding sentence shall be the difference between the price received by such Agents upon resale of the Notes and the price paid for the Notes pursuant to the applicable Terms Agreement. The relative fault of the Company on the one hand and of the Agents on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section X shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section X, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it under this Agreement or any applicable Terms Agreement or pursuant to the Master Selected Dealer Agreement and resold as contemplated herein and therein and in the applicable Disclosure Package exceeds the amount of any damages which such Agent has otherwise paid or becomes liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents’ obligations to contribute as provided in this Section X are several in proportion to their respective purchase obligations and not joint.

XI.

The Company may elect to suspend or terminate the offering of Notes under this Agreement at any time; the Company also (as to any one or more of the Agents) or any Agent (as to itself) may terminate the appointment and arrangements described in this Agreement. Upon receipt of instructions from the Company, the Purchasing Agent shall suspend or terminate the participation of any Selected Dealer under the Master Selected Dealer Agreement attached hereto as Exhibit G. Such actions may be taken, in the case of the Company, by giving prompt written notice of suspension to all of the Agents and by giving not less than five days’ written notice of termination to the affected party and the other parties to this Agreement, or in the case of an Agent, by giving not less than five days’ written notice of termination to the Company.

The Purchasing Agent may, and, upon the request of an Agent with respect to any Notes being purchased by such Agent shall, terminate any agreement hereunder by the Purchasing Agent to purchase such Notes, immediately upon notice to the Company at any time prior to the Settlement Date relating thereto, (i) any outbreak or material escalation of hostilities involving the United States or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to proceed with any offering, sale or issuance of the Notes on the terms and in the manner contemplated by the Program Prospectus or the Disclosure Package, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) minimum prices shall have been established on the New York Stock Exchange by either Federal or New York State authorities.

Any Terms Agreement shall be subject to termination in your absolute discretion on the terms set forth or incorporated by reference therein. The termination of this Agreement shall not require termination of any agreement by the Purchasing Agent to purchase Notes as principal, and the termination of any such agreement shall not require termination of this Agreement.

If this Agreement is terminated, Section X and Section XIV hereof shall survive and shall remain in effect; provided that if at the time of termination of this Agreement an offer to purchase Notes has been accepted by the Company but the time of delivery to the Purchasing Agent of such Notes has not occurred, the Company shall have the obligations provided herein with respect to the delivery of such Note or Notes.

In the event a proposed offering is not completed according to the terms of this Agreement, an Agent will be reimbursed by the Company only for out-of-pocket accountable expenses actually incurred.

XII.

Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to an Agent shall be sufficient in all respects if delivered in person or sent by facsimile transmission (confirmed in writing), overnight courier or registered mail to such Agent at its address or facsimile number set forth on Annex A hereto and if to the Company shall be sufficient in all respects if delivered in person or sent by facsimile transmission (confirmed in writing), overnight courier or registered mail to the Company at the address specified below. All such notices shall be effective on receipt.

If to the Company:

Verizon Communications Inc.

Attn: Assistant Treasurer

One Verizon Way, Room VC53S435

Basking Ridge, New Jersey 07920-1097

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section.

XIII.

This Agreement shall be binding upon the Agents and the Company, and inure solely to the benefit of the Agents and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement shall not be assignable by any party without the prior written consent of the other parties, provided that the parties hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to the Company, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Merrill Lynch, Pierce, Fenner & Smith Incorporated’s capital markets, investment banking or related businesses may be transferred following the date of this Agreement.

XIV.

This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the state of New York applicable to contracts executed in and to be performed in that state. Each party to this Agreement irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered against it in connection with this Agreement may be brought in any Federal or New York State court sitting in the Borough of Manhattan, and, by execution and delivery of this Agreement, such party hereby irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in person, generally and unconditionally with respect to any such action or proceeding for itself and in respect of its property, assets and revenues. Each party hereby also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum.

XV.

If this Agreement is executed by or on behalf of any party by another person, such person hereby states that at the time of the execution of this Agreement he has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.

The Company will pay the following expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement; (ii) the preparation, issuance and delivery of the Notes; (iii) all expenses incurred in preparing, printing and distributing each Issuer Free Writing Prospectus and the Disclosure Package or any amendment or supplement thereto to investors or prospective investors; (iv) the fees and disbursements of the Company’s auditors, of the Trustee and its counsel and of any paying or other agents appointed by the Company; (v) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Disclosure Package or any amendment or supplement thereto; (vi) if the Company lists Notes on a securities exchange, the costs and fees of such listing; (vii) the fees and expenses, if any, including the reasonable fees and disbursements of the Agents incurred with respect to any filing with the FINRA; (viii) the cost of providing CUSIP or other identification numbers for the Notes; (ix) all reasonable expenses (including fees and disbursements of counsel) in connection with “Blue Sky” qualifications; (x) any fees charged by NSROs with respect to the ratings of the Notes; and (xi) any advertising and other out-of-pocket expenses incurred with the approval of the Company.

This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company and you.

Very truly yours,

VERIZON COMMUNICATIONS INC.

By:	/s/ Scott Krohn
	Name:	Scott Krohn
	Title:	Senior Vice President and Treasurer

Confirmed and accepted as of the date first above written:

INCAPITAL LLC

By:	/s/ Brian Walker
	Name:	Brian Walker
	Title:	Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Keith Harman
	Name:	Keith Harman
	Title:	Managing Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
	Name:	Scott G. Primrose
	Title:	Authorized Signatory

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
	Name:	Brian D. Bednarski
	Title:	Managing Director

WELLS FARGO CLEARING SERVICES, LLC

By:	/s/ Julie L. Perniciaro
	Name:	Julie L. Perniciaro
	Title:	Senior Vice President

ANNEX A

Agent Contact Information

Incapital LLC

200 South Wacker Drive

Suite 3700

Chicago, IL 60606

Facsimile: (312) 379-3701

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

50 Rockefeller Plaza

NY1-050-12-01

New York, New York 10020

Attention: High Grade Transaction Management/Legal

Facsimile: (646) 855-5958

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: Transaction Execution Group

Telephone: (212) 816-1135

Facsimile: (646) 291-5209

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, NY 10036

Attn: Investment Banking Division

Phone: (212) 761-6691

Facsimile: (212) 507-8999

RBC Capital Markets, LLC

3 World Financial Center

200 Vesey Street

New York, New York 10281-8098

Wells Fargo Clearing Services, LLC

One North Jefferson

St. Louis, MO 63103

Attn: Julie Perniciaro

Telephone: 314-875-5075

Facsimile: 314-875-8853

EXHIBIT A

Form of Opinion of In-house Counsel

[Letterhead of [General Counsel/Senior Vice President, Deputy General Counsel and Corporate Secretary] of Verizon Communications Inc.]

[            ], 20[    ]

INCAPITAL LLC

CITIGROUP GLOBAL MARKETS INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

     INCORPORATED

MORGAN STANLEY & CO. LLC

RBC CAPITAL MARKETS, LLC

WELLS FARGO CLEARING SERVICES, LLC

and the other Agents

from time to time party to the Selling Agent Agreement

dated May 15, 2017, among such

Agents and Verizon Communications Inc.

Re:	Verizon Communications Inc. InterNotes® due nine months or more from the date of issue

Ladies and Gentlemen:

I have been requested by Verizon Communications Inc., a Delaware corporation (the “Company”), as [General Counsel/Senior Vice President, Deputy General Counsel and Corporate Secretary] of the Company, to furnish you with my opinion pursuant to Section III(a)(1) of the Selling Agent Agreement dated May 15, 2017 (the “Agreement”) among the Company and you, relating to the purchase and sale from time to time of its InterNotes® due nine months or more from the date of issue (the “New Notes”). Capitalized terms not defined herein have the meanings assigned to such terms in the Agreement.

In this connection, I, or attorneys under my direction, have examined among other things:

(a)    The restated certificate of incorporation and the bylaws of the Company, each as presently in effect;

(b)    A copy of the indenture dated as of December 1, 2000 (the “Original Indenture”), as supplemented by the supplemental indenture dated as of May 15, 2001 (the “First Supplemental Indenture”), as further supplemented by the supplemental indenture dated as of September 29, 2004 (the “Second Supplemental Indenture”), as

further supplemented by the supplemental indenture dated as of February 1, 2006 (the “Third Supplemental Indenture”) and as further supplemented by the supplemental indenture dated as of April 4, 2016 (the “Fourth Supplemental Indenture,” and, together with the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”), under which the New Notes are being issued, between the Company and U.S. Bank National Association (as successor to Wachovia Bank, National Association, formerly known as First Union National Bank) (the “Trustee”);

(c)    The certificate, dated May 15, 2017, of authorized officers of the Company pursuant to authorization from the Board of Directors specifically authorizing the New Notes, including the issuance and sale of the New Notes (the “Certificate”);

(d)    A copy of the Medium-Term Note – Master Note (the “Master Note”) evidencing the New Notes and the master authentication order dated as of May 15, 2017 (the “Master Authentication Order”);

(e)    The Agreement;

(f)    The records of the corporate proceedings of the Company relating to the authorization, execution and delivery of the Indenture, the Agreement and the Master Note;

(g)    The records of all proceedings taken by the Company relating to the registration of the New Notes under the Securities Act of 1933, as amended (the “Act”), and qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “TIA”); and

(h)    The Registration Statement and the Program Prospectus, as each such term is defined in the Agreement, including all documents filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated therein by reference (the “Incorporated Documents”).

I, or attorneys under my direction, have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates of public officials and other instruments relating to the offer and sale of the New Notes as I have deemed necessary or advisable for the purpose of this opinion. In such examination I have assumed that all signatures on all such documents are genuine and that all documents submitted to us as originals are authentic, and that copies of all documents submitted to us are complete and conform to the original documents.

On the basis of my examination of the foregoing and of such other documents and matters as I have deemed necessary as the basis for the opinions hereinafter expressed, I am of the opinion that:

1.    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is a duly licensed and qualified foreign corporation in good standing under the laws of those jurisdictions in which the Company’s ownership of its property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the business, business prospects, properties, financial condition or results of operations of the Company), and has adequate corporate power to own and operate its properties and to carry on the business in which it is now engaged.

2.    All legal proceedings necessary to the authorization of the Master Note and the New Notes and the issue and sale of the New Notes have been taken by the Company.

3.    The Agreement has been duly and validly authorized, executed and delivered by the Company.

4.    The Indenture is in proper form, has been duly authorized, has been duly executed by the Company and the Trustee and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, or similar laws of general applicability affecting the enforceability of creditors’ rights. The enforceability of the Indenture is subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing. The Indenture has been duly qualified under the TIA.

5.    (i) The Master Note conforms as to legal matters in all material respects with the description thereof in the Program Prospectus; (ii) the New Notes, when issued in accordance with the terms of the Agreement, will conform as to legal matters in all material respects with the description thereof in the Program Prospectus (as supplemented by any applicable Final Pricing Supplement); (iii) the Master Note has been duly authorized, executed and delivered by the Company; (iv) when the New Notes have been duly issued in accordance with the applicable written instructions of the Issuer delivered to the Issuing Agent (the “Issuer Written Instructions”) and the Final Pricing Supplement attached thereto has been filed in the records maintained by the Issuing Agent, the New Notes will be established in conformity with the provisions of the Indenture and all conditions provided for in the Indenture relating to the issuance of the New Notes will have been complied with. Subject to the qualifications set forth in paragraph 4 above, when the New Notes evidenced by the Master Note have been duly issued and delivered in accordance with the terms of the Agreement, the Master Authentication Order and the applicable Issuer Written Instructions, the New Notes will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms and are entitled to the benefits afforded by the Indenture in accordance with the terms of the Indenture and of the New Notes.

6.    The Certificate has been duly authorized, executed and delivered by the Company and conforms to the requirements of an Officers’ Certificate as defined in, and for purposes of, the Indenture.

7.    Except as may be required by the securities or Blue Sky laws of certain jurisdictions, no authorization, approval or consent of any governmental or regulatory authority of the United States of America, the State of New York or the State of Delaware is required for the issuance and sale of the New Notes.

8.    The execution and delivery of the Agreement and the Master Note and the consummation of the transactions contemplated in the Agreement, the Master Note and the Indenture (including the issuance of the New Notes) will not result in a violation of or conflict with the provisions of the restated certificate of incorporation or the bylaws of the Company or any law, statute, order, decree, rule or regulation known to me of any court or governmental agency having jurisdiction over the Company or its property.

9.    To my knowledge there is no litigation or governmental proceeding pending or threatened against the Company or its subsidiaries which would affect the subject matter of the Agreement.

10.    The Registration Statement became effective under the Act and, based solely upon a review of filings on the website of the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission, and, to the best of my knowledge, no proceeding for that purpose is pending or threatened by the Commission. The Registration Statement as of its effective date (including each deemed effective date pursuant to Rule 430B(f)(2)) and the Program Prospectus as of the date hereof (except any financial statements or other financial data included in or omitted from, or incorporated by reference in, the Registration Statement or the Program Prospectus, as to which no opinion is expressed) appear on their face to be appropriately responsive in all material respects relevant to the offering of the New Notes, to the requirements of the Act and the Exchange Act, as applicable, and the applicable rules and regulations of the Securities and Exchange Commission thereunder. The Program Prospectus is lawful for use for the purposes specified in the Act in connection with the offer for sale and sale of the New Notes in the manner specified in the Program Prospectus, subject to compliance with the provisions of securities or Blue Sky laws of certain States in connection with the offer for or sale of the New Notes in such States.

In addition, I confirm to you that I have no reason to believe (i) that the Registration Statement and the Incorporated Documents, considered as a whole on the effective date of the Registration Statement (including each deemed effective date pursuant to Rule 430B(f)(2)), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) that the Program Prospectus and the Incorporated Documents, considered as a whole as of the date thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case I make no statement and express no belief as to the financial statements or other financial and accounting information and data or management’s report on the effectiveness of internal control over financial reporting contained therein.

In rendering the opinions contained herein, I am acting solely in my capacity as [General Counsel/Deputy General Counsel] to the Company, and I am not engaged or acting as counsel for any other person or entity. I disclaim any responsibility or duty to conduct any further investigation of the matters addressed herein after the date hereof, and disclaim any responsibility or duty to bring to your attention any change in the information herein.

I express no opinion: (i) as to whether a United States federal or state court outside the State of New York would give effect to the choice of New York law in the Indenture and the Master Note; (ii) as to the subject-matter jurisdiction of the federal courts of the United States located in the Borough of Manhattan in The City of New York to adjudicate any controversy related to the Indenture; and (iii) any waiver of forum non conveniens or similar doctrine with respect to proceedings in any court other than a court of the State of New York.

I express no opinion as to matters governed by any laws other than the laws of the State of New York, the Federal laws of the United States of America and the corporate laws of the State of Delaware.

Without my prior written consent, the opinions contained herein may not be relied upon by any person or entity other than the addressees, quoted in whole or in part, or otherwise referred to in any report or document, or furnished to any other person or entity, except that [Insert name of Agents’ counsel] may rely upon the opinions contained herein as if this letter were separately addressed to them.

Very truly yours,

cc:	Milbank, Tweed, Hadley & McCloy LLP

EXHIBIT B

Form of Opinion of Cleary Gottlieb Steen & Hamilton LLP

[                ], 20[    ]

Incapital LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Citigroup Global Markets Inc.

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Wells Fargo Clearing Services, LLC

c/o

Incapital LLC

200 South Wacker Drive

Suite 3700

Chicago, IL 60606

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

214 North Tryon Street, 14th Floor

Charlotte, NC 28255

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, NY 10036

RBC Capital Markets, LLC

3 World Financial Center

200 Vesey Street, 8th Floor

New York, NY 10281

Wells Fargo Clearing Services, LLC

One North Jefferson

St. Louis, MO 63103

Ladies and Gentlemen:

We have acted as special United States counsel to Verizon Communications Inc., a Delaware corporation (the “Company”), in connection with the offering by the Company, from time to time, pursuant to a registration statement on Form S-3 (No. 333-213439), of its Internotes® due nine months or more from the date of issue (the “Securities”) to be issued under an indenture dated as of December 1, 2000 (the “Original Indenture”) between the Company and U.S. Bank National Association (as successor to Wachovia Bank, National Association, formerly known as First Union National Bank), as trustee (the “Trustee”), as amended by the supplemental indenture dated as of May 15, 2001 (the “First Supplemental Indenture”), as further supplemented by the supplemental indenture dated as of September 29, 2004 (the “Second Supplemental Indenture”), as further supplemented by the supplemental indenture dated as of February 1, 2006 (the “Third Supplemental Indenture”) and as further supplemented by the supplemental indenture dated as of April 4, 2016 (the “Fourth Supplemental Indenture” and, together with the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”).

Such registration statement, as amended as of its most recent effective date (May 15, 2017), insofar as it relates to the Securities (as determined for purposes of Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)), but excluding the documents incorporated by reference therein, is herein called the “Registration Statement;” the related prospectus dated September 1, 2016, included in the Registration Statement filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Base Prospectus;” and the related prospectus supplement dated May 15, 2017, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Prospectus Supplement.” The Base Prospectus and the Prospectus Supplement together are herein called the “Prospectus.” This opinion letter is furnished pursuant to Section III(a)(2) of the Selling Agent Agreement dated May 15, 2017 (the “Selling Agent Agreement”) between the Company, Incapital LLC (the “Purchasing Agent”), the agents listed on the signature pages thereto and each person that shall become an agent from time to time as provided therein (together, with the Purchasing Agent, the “Agents”).

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	an executed copy of the Selling Agent Agreement;

(b)	the Registration Statement and the documents incorporated by reference therein;

(c)	the Prospectus and the documents incorporated by reference therein;

(d)	a copy of the master global note evidencing the Securities, as executed by the Company and the Trustee (the “Master Note”);

(e)	an executed copy of the Indenture; and

(f)	the documents delivered to you by the Company at the closing pursuant to the Selling Agent Agreement, including copies of the Company’s Certificate of Incorporation and By-Laws certified by the Secretary of State of the State of Delaware and the corporate secretary of the Company, respectively.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Company in the Selling Agent Agreement).

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. The Company is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

2. The execution and delivery of the Indenture have been duly authorized by all necessary corporate action of the Company, the Indenture has been duly executed and delivered by the Company, the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Indenture is a valid, binding and enforceable agreement of the Company.

3. The execution and delivery of the Master Note and the Securities have been duly authorized by all necessary corporate action of the Company, the Master Note has been duly executed and delivered by the Company and, when duly issued and delivered by the Company and paid for pursuant to the Selling Agent Agreement and any applicable Terms Agreement (as defined in the Selling Agent Agreement), the Securities and the Master Note will be the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

4. The statements under the heading “Description of Notes” in the Prospectus Supplement and under the heading “Description of the Debt Securities” in the Base Prospectus, insofar as such statements purport to summarize certain provisions of the Securities and the Indenture, provide a fair summary of such provisions.

5. The statements under the heading “U.S. Federal Income Tax Considerations for U.S. Holders” in the Prospectus Supplement, insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Securities.

6. The execution and delivery of the Selling Agent Agreement have been duly authorized by all necessary corporate action of the Company, and the Selling Agent Agreement has been duly executed and delivered by the Company.

7. The issuance and sale of the Securities to the Agents, from time to time, pursuant to the Selling Agent Agreement do not, and the performance by the Company of its obligations in the Selling Agent Agreement, the Indenture and the Securities will not, (a) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in our experience normally would be applicable to general business entities with respect to such issuance, sale or performance, except such as have been obtained or effected under the Securities Act, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act (but we express no opinion relating to any state securities or Blue Sky laws or any United States federal or state law, rule or regulation generally applicable to the provision of telecommunication services), or (b) result in a violation of any United States federal or New York State law or published rule or regulation that in our experience normally would be applicable to general business entities with respect to such issuance, sale or performance (but we express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws or any United States federal or state law, rule or regulation generally applicable to the provision of telecommunication services).

Insofar as the foregoing opinions relate to the valid existence and good standing of the Company, they are based solely on confirmation from public officials. Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

In rendering the opinion in numbered paragraph 3, we have assumed that with respect to any Securities that include any alternative or additional terms that are not specified in the Master Note examined by us, such terms will be properly incorporated into the Master Note as contemplated by the Master Note and such inclusion would not cause such Securities to not be valid, binding or enforceable. Our opinion in numbered paragraph 3 is also subject to the effective rate of interest payable by the Company in connection with the transactions contemplated by the Selling Agent Agreement being not in excess of 25% per annum.

The foregoing opinions are limited to the federal law of the United States of America, the law of the State of New York and the General Corporation Law of the State of Delaware.

We are furnishing this opinion letter to you, as Agents, solely for your benefit in your capacity as such in connection with the offering of the Securities. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By
Jeffrey D. Karpf, a Partner

EXHIBIT C

Dealer Agent Program

The following Concessions are payable as a percentage of the non-discounted Price to Public of each Note sold through the Purchasing Agent.

9 months to less than 18 months	0.300%
18 months to less than 24 months	0.425%
24 months to less than 30 months	0.550%
30 months to less than 42 months	0.825%
42 months to less than 54 months	0.950%
54 months to less than 66 months	1.250%
66 months to less than 78 months	1.350%
78 months to less than 90 months	1.450%
90 months to less than 102 months	1.550%
102 months to less than 114 months	1.650%
114 months to less than 126 months	1.800%
126 months to less than 138 months	1.900%
138 months to less than 150 months	2.000%
150 months to less than 162 months	2.150%
162 months to less than 174 months	2.300%
174 months to less than 186 months	2.500%
186 months to less than 198 months	2.600%
198 months to less than 210 months	2.700%
210 months to less than 222 months	2.800%
222 months to less than 234 months	2.900%
234 months to less than 360 months	3.000%
360 months or greater	3.150%

C-1

EXHIBIT D

Administrative Procedures

Verizon Communications Inc.

Verizon InterNotes®

Due Nine Months or More from the Date of Issue

ADMINISTRATIVE PROCEDURES

Verizon InterNotes®, due nine months or more from the date of issue (the “Notes”) are offered on a continuing basis by Verizon Communications Inc. (the “Company”). The Notes will be offered by Incapital LLC (the “Purchasing Agent”) and other agents that are appointed by the Company from time to time (collectively, the “Agents”) pursuant to a Selling Agent Agreement among the Company and the Agents dated as of the date hereof (the “Selling Agent Agreement”) and one or more terms agreements substantially in the form attached to the Selling Agent Agreement as Exhibit E (each, a “Terms Agreement”). The Notes are being resold by the Purchasing Agent (and by any Agent that purchases them from the Purchasing Agent) (i) directly to customers of the Agents or (ii) to selected broker-dealers (the “Selected Dealers”) for distribution to their customers pursuant to a Master Selected Dealer Agreement attached to the Selling Agent Agreement as Exhibit G. The Agents have agreed to use their reasonable best efforts to solicit purchases of the Notes. The Notes are senior unsecured debt of the Company and have been registered with the Securities and Exchange Commission (the “SEC”). U.S. Bank National Association (as successor to Wachovia Bank, National Association, formerly known as First Union National Bank) is the trustee (the “Trustee”) for debt issued under an indenture dated as of December 1, 2000 (the “Original Indenture”), as supplemented by the supplemental indenture dated as of May 15, 2001 (the “First Supplemental Indenture”), as further supplemented by the supplemental indenture dated as of September 29, 2004 (the “Second Supplemental Indenture”), as further supplemented by the supplemental indenture dated as of February 1, 2006 (the “Third Supplemental Indenture”) and as further supplemented by the supplemental indenture dated as of April 4, 2016 (together with the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, and as further amended and supplemented, the “Indenture”), including the Notes. Pursuant to the terms of the Indenture, U.S. Bank National Association also will serve as issuing agent (the “Issuing Agent”), authenticating agent, paying agent and security registrar for the Notes.

The Notes will bear interest at a fixed rate (the “Fixed-Rate Notes”) or at a floating rate (the “Floating-Rate Notes”). Each tranche of Notes will be issued in book-entry form only (each, a “Book-Entry Note”) and unless otherwise specified by DTC, will be represented by one fully registered master notes without coupons (the “Master Note”) held by the Issuing Agent, as agent for The Depository Trust Company (“DTC”) and recorded in the book-entry system maintained by DTC. Each Book-Entry Note will have the annual interest rate or formula, maturity and other terms set forth in the relevant Final Pricing Supplement (as defined in the Selling Agent Agreement). Owners of beneficial interests in a Book-Entry Note will be entitled to physical delivery of Notes issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Indenture and, if applicable, the Notes.

Administrative procedures and specific terms of the offering are explained below. Administrative and record-keeping responsibilities with respect to the Notes will be handled by the Company. The Company will advise the Agents and the Issuing Agent in writing of those persons handling such responsibilities with whom the Agents and the Issuing Agent are to communicate regarding offers to purchase Notes and the details of their issuance.

Notes will be issued in accordance with the administrative procedures set forth herein. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Notes, the Indenture, the Selling Agent Agreement, and any applicable Terms Agreement, Program Prospectus and Final Pricing Supplement, the relevant provisions of the Notes, the Indenture, the Selling Agent Agreement, and such applicable Terms Agreement, Program Prospectus and Final Pricing Supplement shall control. Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed thereto in the Selling Agent Agreement, the Program Prospectus in the form most recently filed with the SEC pursuant to Rule 424 of the 1933 Act, or in the Indenture.

Administrative Procedures for Notes

In connection with the qualification of Notes for eligibility in the book-entry system maintained by DTC, U.S. Bank National Association, acting in its capacity as trustee, issuing agent, authentication agent, paying agent or security registrar, as applicable, will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations from the Company and the Trustee to DTC, dated May 8, 2017, and a Money Market Instrument Master Note and/or Global Certificate Agreement between the Trustee and DTC (the “Certificate Agreement”) dated November 6, 2003 and its obligations as a participant in DTC. The procedures set forth below may be modified in compliance with DTC’s then-applicable procedures and upon agreement by the Company, the Trustee and the Purchasing Agent. Notes for which interest is calculated on the basis of a fixed interest rate are referred to herein as “Fixed Rate Notes.” Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as “Floating-Rate Notes.”

Maturities:	Each Note will mature on a date (the “Maturity Date”) not less than nine months after the date of issuance by the Company of such Note. “Maturity” when used with respect to any Note, means the date on which the outstanding principal amount of such Note becomes due and payable in full in accordance with its terms, whether at its Maturity Date or by declaration of acceleration, call for redemption, repayment or otherwise.
Issuance:

All Book-Entry Notes will be represented initially by a single Master Note in fully registered form without coupons. The Master Note will be dated and issued as of the date of its authentication by the Trustee.

Each Book-Entry Note will have an original issue date (the “Original Issue Date”).
For other variable terms with respect to the Notes of a given tranche, see the Program Prospectus and the applicable Final Pricing Supplement.
Identification Numbers:

The Company has received from the CUSIP Service Bureau (the “CUSIP Service Bureau”) of Standard & Poor’s Corporation (“Standard & Poor’s”) one series of CUSIP numbers consisting of approximately 900 CUSIP numbers for future assignment to specific tranches of Notes. The Company will provide the Purchasing Agent, DTC and the Issuing Agent with a list of such CUSIP numbers. On behalf of the Company, the Purchasing Agent will assign CUSIP numbers as described below under Settlement Procedure “B”. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to specific tranches of Notes. The Company will reserve additional CUSIP numbers when necessary for assignment to specific tranches of Notes and will provide the Purchasing Agent, the Issuing Agent and DTC with the list of additional CUSIP numbers so obtained.

Registration:

Unless otherwise specified by DTC, the Master Note will be issued only in fully registered form without coupons. The Master Note will be registered in the name of Cede & Co., as nominee for DTC, on the applicable Security Register maintained under the Indenture by the Issuing Agent, acting as Security Registrar. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Book-Entry Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:

Transfers of interests in a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such interests.

Consolidation and Exchanges:	The Issuing Agent, at the Company’s request, may deliver to DTC and the CUSIP Service Bureau, at any time, a written notice of consolidation specifying (a) the CUSIP numbers of two or more outstanding Book-Entry Notes having the same terms (except that the respective Original Issue Dates need not be the same) and for which interest, if any, has been paid to the same date and which otherwise constitute Book-Entry Notes of the same tenor under the Indenture; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date, if any, for the CUSIP numbers of such Book-Entry Notes to be consolidated; and (c) a new CUSIP number, obtained from the Company, to be assigned to such consolidated Book-Entry Note. Upon receipt of such a notice, DTC will send to its participants and the Issuing Agent a written reorganization notice to the effect that such consolidation will occur on such date. Prior to the specified consolidation date, the Issuing Agent will deliver to the CUSIP Service Bureau written notice setting forth such consolidation date and the new CUSIP number and stating that, as of such consolidation date, the CUSIP numbers of the Book-Entry Notes to be consolidated will no longer be valid. On the specified consolidation date (i) the Issuing Agent will consolidate on its records such Book-Entry Notes as a single Book-Entry Note bearing the new CUSIP number and will record the Original Issue Date of such Book-Entry Note as the last Interest Payment Date to which interest has been paid on the underlying Book-Entry Notes, and (ii) the CUSIP numbers of the consolidated Book-Entry Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.
Denominations:

Unless otherwise agreed by the Company and specified in the applicable Final Pricing Supplement, Book-Entry Notes will be issued in minimum denominations of $1,000 or more (in integral multiples of $1,000).

Issue Price:	Unless otherwise specified in an applicable Final Pricing Supplement, each Note will be issued at the percentage of principal amount specified in the Disclosure Package relating to such Note.
Interest:

Each Note will bear interest in accordance with its terms. Interest on each Note will accrue from the Original Issue Date of such Note for the first interest period and from the most recent Interest Payment Date to which interest has been paid for all subsequent interest periods.

Each pending deposit message described under Settlement Procedure “C” below will be routed to Standard & Poor’s, which will use the message to include certain information regarding the related Notes in the appropriate daily bond report published by Standard & Poor’s.

Each Note will bear interest from, and including, its Original Issue Date at the rate or in accordance with the interest rate or formula set forth thereon and in the applicable Disclosure Package and Final Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full, in accordance with the terms of such Note. Unless otherwise specified in the applicable pricing supplement, interest on each Note will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and at Maturity as set forth in the applicable Final Pricing Supplement (or on the date of redemption or repayment if a Note is repurchased by the Company prior to maturity pursuant to mandatory or optional redemption or repayment provisions or in connection with the exercise of the Survivor’s Option). Interest will be payable to the person in whose name a Book-Entry Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at Maturity, on a date of redemption or repayment or in connection with the exercise of the Survivor’s Option will be payable to the person to whom principal shall be payable.

Except as set forth hereafter, each payment of interest on a Book-Entry Note will include interest accrued to, but excluding, as the case may be, the Interest Payment Date or the date of Maturity. The interest rates or formulas that the Company will agree to pay on newly-issued Notes are subject to change without notice by the Company from time to time, but no such change will affect any Book-Entry Notes already issued or as to which an offer to purchase has been accepted by the Company.

Unless otherwise specified in the applicable Final Pricing Supplement, the Interest Payment Dates for Fixed-Rate Notes or Floating-Rate Notes will be as follows: (a) for monthly interest payments, the fifteenth day of each calendar month, commencing in the calendar month that next succeeds the month in which the Note is issued; (b) for quarterly interest payments, the fifteenth day of each third month, commencing in the third succeeding calendar month following the month in which the Note is issued; (c) for semi-annual interest payments, the fifteenth day of each sixth month, commencing in the sixth succeeding calendar month following the month in which the Note is issued; and (d) for annual interest payments, the fifteenth day of every twelfth month, commencing in the twelfth succeeding calendar month following the month in which the Note is issued.

Unless otherwise specified in the applicable Final Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date for a Fixed-Rate Note or Floating-Rate Note shall be the first day of the calendar month in which such Interest Payment Date occurred (whether or not a Business Day), except that the Regular Record Date with respect to the final Interest Payment Date shall be the final Interest Payment Date.

Calculation of Interest:	Fixed-Rate Notes: Interest on the Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months. (Examples of interest calculations are as follows: October 1, 1998 to April 1, 1999 equals 6 months and 0 days, or 180 days; the interest paid equals 180/360 times the annual rate of interest times the principal amount of the Note. The period from December 3, 1998 to April 1, 1999 equals 3 months and 28 days, or 118 days; the interest payable equals 118/360 times the annual rate of interest times the principal amount of the Note.)

Floating-Rate Notes:	The interest rate on each Floating-Rate Note will be calculated by reference to the specified interest rate basis or formula, plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as set forth in the applicable Disclosure Package or Final Pricing Supplement. The “Spread” is the number of basis points specified by the Company on the Floating-Rate Note to be added to or subtracted from the base rate. The “Spread Multiplier” is the percentage specified by the Company on the Floating-Rate Note by which the base rate is multiplied in order to calculate the applicable interest rate.

Accrued interest on Floating-Rate Notes is calculated by multiplying the principal amount of a Floating-Rate Note by an accrued interest factor. This accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise indicated in the applicable Final

Pricing Supplement, the accrued interest factor will be computed and interest will be paid (including payments for partial periods) using the daily interest factor computed by dividing the interest rate in effect on that day by 360.

All dollar amounts used in or resulting from any calculation on Floating-Rate Notes will be rounded to the nearest cent with one-half cent being rounded upward. Unless otherwise specified in the applicable Final Pricing Supplement, all percentages resulting from any calculation with respect to a Floating-Rate Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percent, with five one-millionths of a percentage point rounded upwards, e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655).

Business Day:	“Business Day” means, unless otherwise specified in the applicable Final Pricing Supplement, any weekday that is (1) not a legal holiday in New York, New York, (2) not a day on which banking institutions in New York, New York are authorized or required by law or regulation to be closed and (3) with respect to a Floating-Rate Note based on LIBOR, a London Banking Day. A “London Banking Day” means any day on which commercial banks are open for business (including dealings in U.S. dollars) in London, England.

Payments of Principal and Interest:	PAYMENTS OF INTEREST. Promptly after each Regular Record Date, the Paying Agent will make available to the Company and deliver to DTC a written notice specifying by CUSIP number the amount of interest, if any, to be paid on each Book-Entry Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with a Maturity Date), if then known, and the total of such amounts. DTC will confirm the amount payable on each Book-Entry Note identified by its CUSIP number on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor’s. On such Interest Payment Date, the Company will pay to the Paying Agent, and the Paying Agent in turn will pay to DTC, such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under “Manner of Payment.” In the case of a Book-Entry Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date. If any Interest Payment Date for a Note (other than an Interest Payment Date that falls on the Maturity Date) would otherwise be a day that is not a Business Day, then the Interest Payment Date will be postponed to the following day which is a Business Day and no additional interest will accrue as a result of the delay in payment, except that in the case of a Floating-Rate Note that is based on LIBOR, if this Business Day falls in the next succeeding calendar month, then the Interest Payment Date will be the immediately preceding Business Day.

PAYMENTS ON THE MATURITY DATE. On or about the first Business Day of each month, the Paying Agent will make available to the Company a list of principal, premium, if any, and interest, if then known, to be paid on each Book-Entry Note (identified by its CUSIP number) maturing or subject to redemption (pursuant to a sinking fund or otherwise) or repayment in the following month. The Paying Agent and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each Book-Entry Note in accordance with DTC’s MMI Procedures on or about the fifth Business Day preceding the Maturity Date of such Book-Entry Note. On the Maturity Date, the Company will pay to the Paying Agent, and the Paying Agent in turn will pay to DTC, the principal amount of such Book-Entry Note, together with interest and premium, if any, due on such Maturity Date, at the times and in the manner set forth below under “Manner of Payment.” If the Maturity Date of a Floating-Rate Note falls on a day that is not a Business Day, the required payment of principal and any premium or interest need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the Maturity Date and no additional interest will accrue as a result of such delay in payment. Promptly after payment to DTC of the principal and interest due on the Maturity Date of such Book-Entry Note, the Trustee will update their records in accordance with the Indenture.

Any payment of principal, and premium, if any, or interest required to be made on a Fixed-Rate Note on a day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such required day, and no additional interest shall accrue as a result of any such delayed payment.

MANNER OF PAYMENT. The total amount of any principal, premium, if any, and interest due on Book-Entry Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Paying Agent in immediately available funds on such date no later than 1:00 pm New York City time. The Company will make such payment on such Book-Entry Notes to an account specified by the Paying Agent. Upon receipt of payment by the Company, the Paying Agent will acknowledge funding with DTC on the Maturity Date and will make payment to DTC in accordance with existing arrangements between DTC and the Paying Agent, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Book-Entry Note on such date. On each Interest Payment

Date (other than on the Maturity Date) the Paying Agent will pay DTC such interest payments in accordance with existing arrangements between the Paying Agent and DTC. Thereafter, on each such date, DTC will pay, in accordance with its operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Book-Entry Note as are recorded in the book-entry system maintained by DTC. Neither the Company nor the Paying Agent shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Notes to such Participants.

WITHHOLDING TAXES. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Book-Entry Note.

Procedure for Rate Setting and Posting:	The Company and the Agents will discuss, from time to time, the aggregate principal amounts of, the Maturities, the issue prices and the interest rates to be borne by Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set interest rates borne by any Notes in respect of which the Agents are to solicit orders (the setting of such interest rates to be referred to herein as “Posting”) or if the Company decides to change interest rates previously posted by it, it will promptly advise the Agents of the prices and interest rates to be posted.

The Purchasing Agent will assign a separate CUSIP number for each tranche of Notes to be posted, and will so advise and notify the Company and the Trustee of said assignment by telephone and/or by facsimile or other form of electronic transmission. The Purchasing Agent will include the assigned CUSIP number on all Posting notices communicated to the Agents and Selected Dealers.

In the event that there is a Posting, the Purchasing Agent will communicate to each of the Agents and Selected Dealers the aggregate principal amount and Maturities of, along with the interest rates to be borne by, each tranche of Notes that is the subject of the Posting. Thereafter, the Purchasing Agent, along with the other Agents and the Selected Dealers, will solicit offers to purchase the Notes accordingly.

Purchase of Notes by the Purchasing Agent:	The Purchasing Agent will, no later than 12:00 p.m. (New York City time) on the seventh day subsequent to the day on which such Posting occurs, or if such seventh day is not a Business Day on the preceding Business Day, or on such other Business Day and time as shall be mutually agreed upon by the Company and the Agents (any such day, a “Trade Day”), (i) complete, execute and deliver to the Company a Terms Agreement that sets forth, among other things, the amount of each tranche of Notes that the Purchasing Agent is offering to purchase or (ii) inform the Company that none of the Notes of a particular tranche will be purchased by the Purchasing Agent.

Acceptance and Rejection of Orders:	Unless otherwise agreed by the Company and the Agents, the Company has the sole right to accept orders to purchase Notes and may reject any such order in whole or in part. Unless otherwise instructed by the Company, the Purchasing Agent will promptly advise the Company by telephone of all offers to purchase Notes received by it, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. No order for less than $1,000 principal amount of Notes will be accepted.

Upon receipt of a completed and executed Terms Agreement from the Purchasing Agent, the Company will (i) promptly execute and return such Terms Agreement to the Purchasing Agent or (ii) inform the Purchasing Agent that its offer to purchase the Notes of a particular tranche has been rejected, in whole or in part. The Purchasing Agent will thereafter promptly inform the other Agents and participating Selected Dealers of the action taken by the Company.

Preparation of Final Pricing Supplement:	If any offer to purchase a Note is accepted by or on behalf of the Company, the Company will provide a Final Pricing Supplement (substantially in the applicable form attached to the Selling Agent Agreement as Exhibit F) reflecting the terms of such Note and will have filed such Final Pricing Supplement with the SEC in accordance with the applicable paragraph of Rule 424(b) under the Act. The Company shall use its reasonable best efforts to send such Final Pricing Supplement by email or facsimile to the Purchasing Agent, the Issuing Agent and the Trustee by 3:00 p.m. (New York City Time) on the applicable Trade Day. The Purchasing Agent shall use its reasonable best efforts to send such Disclosure Package by email or facsimile or overnight express (for delivery by the close of business on the applicable Trade Day, but in no event later than 11:00 a.m. New York City time, on the Business Day following the applicable Trade Date) to each Agent (or other Selected Dealer) which made or presented the offer to purchase the applicable Note and to the Issuing Agent and the Trustee at the following applicable address:

IF TO INCAPITAL LLC, TO:

200 South Wacker Drive

Suite 3700

Chicago, Illinois 60606

Telephone: (312) 379-3700

Facsimile: (312) 379-3701

IF TO ISSUING AGENT AND TRUSTEE, TO:

U.S. Bank National Association

100 Wall Street

16th Floor

New York, NY 10005

Attn: Corporate Trust Services, Verizon Communications Inc. Note Program

Each such Agent (or Selected Dealer), in turn, pursuant to the terms of the Selling Agent Agreement and the Master Selected Dealer Agreement, will deliver to the purchaser a notice of availability (pursuant to Rule 172 of the 1933 Act) or cause to be delivered a copy of the Disclosure Package to each purchaser of Notes from such Agent or Selected Dealer.

Outdated Disclosure Packages (other than those retained for files) will be destroyed by those in possession thereof.

Delivery of Confirmation and Disclosure Package to Purchaser by Presenting Agent:

Subject to “Suspension of Solicitation; Amendment or Supplement” below, the Agents will deliver to the purchaser a notice of availability (pursuant to Rule 172 of the 1933 Act) or deliver the Disclosure Package as herein described with respect to each Note sold by it.

For each offer to purchase a Note accepted by or on behalf of the Company, the Purchasing Agent will confirm in writing with each Agent or Selected Dealer the terms of such Note, the amount being purchased by such Agent or Selected Dealer and other applicable details described above and delivery and payment instructions, with a copy to the Company. In addition, the Purchasing Agent, other Agent or Selected Dealer, as the case may be, will deliver to the purchaser a notice of availability (pursuant to Rule 172 of the 1933 Act) or deliver to investors purchasing the Notes the applicable Disclosure Package in relation to such Notes prior to or simultaneously with delivery of the confirmation of sale or issuance of the Notes.

Settlement:	The receipt of immediately available funds by the Company in payment for Notes and the issuance of the Book-Entry Notes in accordance with DTC’s MMI Procedures shall constitute “Settlement” with respect to such Notes. All orders accepted by the Company will be settled within one to three Business Days pursuant to the timetable for Settlement set forth below, unless the Company and the purchaser agree to Settlement on a later date, and shall be specified upon acceptance of such offer; provided, however, in all cases the Company will notify the Trustee on the date issuance instructions are given.

Settlement Procedures:	In the event of a purchase of Notes by any Agent, as agent, appropriate Settlement details, if different from those set forth below, will be set forth in the applicable Terms Agreement to be entered into between the Purchasing Agent and the Company pursuant to the Selling Agent Agreement. Settlement Procedures with regard to each Note sold by an Agent, as principal for the Company, shall be as follows:

	A.	After the acceptance of an offer by the Company with respect to a Note, the Purchasing Agent will communicate the following details of the terms of such offer to the Company by telephone confirmed in writing or by facsimile transmission or other acceptable written means:

		1.	Principal amount of the purchase;

		2.	Whether the Note is a Fixed-Rate Note or a Floating-Rate Note:

			(a)	Fixed-Rate Notes:

				(i)	Interest Rate,

				(ii)	Interest Payment Dates, and

				(iii)	Regular Record Dates;

			(b)	Floating-Rate Notes:

				(i)	Base Rate or Rates,

				(ii)	Initial Interest Rate,

				(iii)	Spread and/or Spread Multiplier, if any,

				(iv)	Interest Reset Date(s),

	(v)	Interest Reset Period,

	(vi)	Interest Determination Date(s),

	(vii)	Calculation Date(s),

	(viii)	Interest Payment Dates,

	(ix)	Regular Record Dates,

	(x)	Index Maturity,

	(xi)	Maximum and Minimum Interest Rates, if any, and

	(xii)	Calculation Agent;

(c)	Floating-Rate Notes for which the amount of principal, premium, if any, interest or other amounts payable, if any, is determined by reference, either directly or indirectly, to the price, performance or levels of one or more securities, currencies or composite currencies, commodities, inflation rates, stock indices or other indices or formulae:

	(i)	Base Rate(s),

	(ii)	Initial Reset Date(s),

	(iii)	Spread and/or Spread Multiplier, if any,

	(iv)	Underlying index, credit or formula,

	(v)	Interest (or Other Amounts Payable) Reset Date(s),

	(vi)	Interest (or Other Amounts Payable) Reset Period,

	(vii)	Interest Determination Date(s),

	(viii)	Calculation Date(s),

	(ix)	Interest (or Other Amounts Payable) Payment Date(s),

	(x)	Regular Record Dates, if any,

	(xi)	Maximum and Minimum Interest Rates, if any,

	(xii)	Calculation Agent, and

	(xiii)	Whether the Notes will be convertible or exchangeable and, if so, the terms of such conversion or exchange;

3.	Interest Payment Frequency;

4.	Settlement Date;

5.	Maturity Date;

6.	Price to Public;

7.	Purchasing Agent’s Concession determined pursuant to Section V(a) of the Selling Agent Agreement and the applicable Terms Agreement;

8.	Net proceeds to the Company;

9.	Trade Date;

10.	If a Note is redeemable by the Company or repayable at the request of the Noteholder, such of the following as are applicable:

	(i)	The date on and after which such Note may be redeemed/repaid (the “Redemption/Repayment Commencement Date”),

	(ii)	Initial redemption/repayment price (% of par), and

	(iii)	Amount (% of par) that the initial redemption/repayment price shall decline (but not below par) on each anniversary of the Redemption/Repayment Commencement Date;

11.	Whether the Note has a Survivor’s Option;

12.	DTC Participant Number of the institution through which the customer will hold the beneficial interest in the Book-Entry Note; and

13.	Such other terms as are necessary.

B.	The Company will confirm the previously assigned CUSIP number applicable to the specific tranche of Notes and then advise the Issuing Agent and the Purchasing Agent by telephone, or by facsimile or other form of electronic transmission (confirmed in writing at any time on the same date) of the information received in accordance with Settlement Procedure “A” above and the assigned CUSIP number. Each such communication by the Company will be deemed to constitute a representation and warranty by the Company to the Issuing Agent and the Agents that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company; (ii) such Note will conform with the terms of the Indenture; and (iii) upon issuance of such Note, the aggregate principal amount of all Notes issued under the Indenture will not exceed the aggregate principal amount of Notes authorized for issuance at such time by the Company.

C.	The Issuing Agent will communicate to DTC and the Purchasing Agent through DTC’s Participant Terminal System, a pending issuance and deposit message specifying the following Settlement information:

	1.	The information received in accordance with Settlement Procedure “A”.

	2.	The numbers of the participant accounts maintained by DTC on behalf of the Issuing Agent and the Purchasing Agent.

	3.	The initial Interest Payment Date for such Note, number of days by which such date succeeds the related DTC record date (which term means the Regular Record Date), and if then calculated, the amount of interest payable on such Initial Interest Payment Date (which amount shall have been confirmed by the Issuing Agent, as calculation agent and paying agent).

	4.	The CUSIP number assigned to such Book-Entry Notes.

	5.	The frequency of payment of interest.

D.	DTC will credit such Book-Entry Note to the participant account of the Issuing Agent maintained by DTC.

E.	The Issuing Agent will update the Master Note and, through the U.S. Bank Securities Processing Automated Notes System Online (“SPANS Online”), will maintain a record as it relates to such Note by filing the applicable Final Pricing Supplement relating to such Note in the records maintained by it, which records, taken with the Master Note, shall evidence such Note.

F.	The Issuing Agent will enter delivery orders through DTC’s Participant Terminal System instructing DTC to (i) debit such Book-Entry Note to the Issuing Agent’s participant account and credit such Book-Entry Note to the participant account of the Purchasing Agent maintained by DTC and (ii) debit the settlement account of the Purchasing Agent and credit the settlement account of the Issuing Agent maintained by DTC, in an amount equal to the price of such Note less the Purchasing Agent’s commission. The entry of such a delivery order shall be deemed to constitute a representation and warranty by the Issuing Agent to DTC that (a) the Master Note representing such Book-Entry Note has been issued and authenticated and (b) the Issuing Agent is holding such Master Note in book-entry form pursuant to the Certificate Agreement.

G.	The Purchasing Agent will enter delivery orders through DTC’s Participant Terminal System instructing DTC to (i) debit such Book-Entry Note to the Purchasing Agent’s participant account and credit such Book-Entry Note to the participant accounts of the Participants to whom such Book-Entry Note is to be credited that are maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent maintained by DTC, in an amount equal to the price of the Book-Entry Note less the agreed upon commission so credited to their accounts.

H.	Transfers of funds in accordance with delivery orders described in Settlement Procedures “F” and “G” will be settled in accordance with operating procedures in effect on the Settlement Date.

I.	The Issuing Agent will credit the Note Account established by the Trustee and transfer to the account of the Company as designated by the Company an amount equal to the amount credited to the Issuing Agent’s DTC participant account in accordance with Settlement Procedure “F”.

	J.	Each Agent and Selected Dealer will confirm the purchase of each Note to the purchaser thereof either by transmitting to the Participant to whose account such Note has been credited a confirmation order through DTC’s Participant Terminal System or by mailing a written confirmation to such purchaser. In all cases the Disclosure Package as most recently amended or supplemented must accompany or precede such confirmation.

	K.	Each Business Day, the Issuing Agent will make available to the Company, via SPANS Online, a report setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth the CUSIP number(s) assigned to, and a brief description of, any orders which the Company has advised the Issuing Agent have been accepted but which have not yet been settled.

Settlement Procedures Timetable:	In the event of a purchase of Notes by the Purchasing Agent, as principal, appropriate Settlement details, if different from those set forth below will be set forth in the applicable Terms Agreement to be entered into between the Purchasing Agent and the Company pursuant to the Selling Agent Agreement.

Settlement Procedures “A” through “K” shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

PROCEDURE TIME

	A	4:00 p.m. on the Trade Day.

	B	5:00 p.m. on the Trade Day.

	C	2:00 p.m. on the Business Day before the Settlement Date.

	D	10:00 a.m. on the Settlement Date.

	E	12:00 p.m. on the Settlement Date.

	F-G	2:00 p.m. on the Settlement Date.

	H	3:30 p.m. on the Settlement Date.

	I-J	4:45 p.m. on the Settlement Date.

	K	Weekly or at the request of the Company.

NOTE: The Disclosure Package as most recently amended or supplemented must accompany or precede any written confirmation given to the customer (Settlement Procedure “J”). Settlement Procedure “H” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the operating procedures in effect on the Settlement Date.

If Settlement of a Note is rescheduled or cancelled, the Issuing Agent will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:	If the Issuing Agent fails to enter delivery orders with respect to a Book-Entry Note pursuant to Settlement Procedure “F” prior to the time specified in the “Settlement Procedures Timetable” above, the Issuing Agent may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Book-Entry Note to the participant account of the Issuing Agent maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains Book-Entry Notes having the same terms and having a principal amount that is at least equal to the principal amount of such Book-Entry Note to be debited. If withdrawal messages are processed with respect to one or more of the Book-Entry Notes to be issued, the Issuing Agent will cancel such Book-Entry Notes in accordance with the Indenture, make appropriate entries in its records and so advise the Company. The CUSIP numbers assigned to the specific tranches of Notes shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Book-Entry Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter delivery orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures “F” and “G,” respectively.

Thereafter, the Issuing Agent will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the Agent in the performance of its obligations hereunder or under the Selling Agent Agreement, the Company will reimburse the Agent on an equitable basis for its reasonable out-of-pocket accountable expenses actually incurred and loss of the use of funds during the period when they were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes, the Issuing Agent will proceed in accordance with Settlement Procedure “D” with respect to such Note.

Procedure for Rate Changes:	Each time a decision has been reached to change rates, the Company will promptly advise the Agents of the new rates, who will forthwith suspend solicitation of purchases of Notes at the prior rates. The Agents may telephone the Company with recommendations as to the changed interest rates or formulas.

Suspension of Solicitation; Amendment or Supplement:	Subject to the Company’s representations, warranties and covenants contained in the Selling Agent Agreement, the Company may instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase Notes. Upon receipt of such instructions (which may be given orally), each Agent will forthwith suspend solicitation until such time as the Company has advised it that solicitation of purchases may be resumed.

In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Issuing Agent whether such orders may be settled and whether copies of the Disclosure Package as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Disclosure Package may not be so delivered.

If the Company decides to amend or supplement the Registration Statement or the Basic Prospectus or the Program Prospectus Supplement (other than by an amendment or supplement (i) providing solely for the establishment of, or a change in, the interest rates or formulas, maturity dates or price of Notes or similar changes, (ii) effected by the filing of a document with the Commission pursuant to the 1934 Act or (iii) relating solely to an offering of securities other than the Notes), it will promptly advise the Agents and furnish the Agents and the Issuing Agent with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Selling Agent Agreement. Subject to the provisions of the Selling Agent Agreement, the Company may file with the Commission any supplement to the Program Prospectus relating to the Notes. The Company will provide the Agents and the Issuing Agent with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the SEC.

Issuing Agent and Paying Agent Not to Risk Funds:	Nothing herein shall be deemed to require the Issuing Agent or the Paying Agent to risk or expend its own funds in connection with any payment to the Company, or the Agents or the purchasers, it being understood by all parties that payments made by the Issuing Agent to either the Company or the Agents shall be made only to the extent that funds are provided to the Issuing Agent for such purpose. The Paying Agent shall have no obligation to make any payment for which there is not sufficient available funds in the Note Account.

Advertising Costs:	The Company shall have the sole right to approve the form and substance of any advertising an Agent may initiate in connection with such Agent’s solicitation to purchase the Notes. The expense of such advertising will be solely the responsibility of such Agent, unless otherwise agreed to by the Company.

EXHIBIT E

TERMS AGREEMENT

Part I: Form of Terms Agreement for Fixed-Rate Notes

Verizon Communications Inc. Terms Agreement

Verizon InterNotes®

[            ], 20[    ]

Verizon Communications Inc.

One Verizon Way

Basking Ridge, New Jersey 07920-1097

The undersigned agrees to purchase the following aggregate principal amount of Verizon InterNotes®:

$

The terms of the Verizon InterNotes® shall be as follows:

CUSIP Number:

Interest Rate:     %

Maturity Date:

Price to Public:

Agent’s Concession:     %

Net Proceeds to Issuer:

Settlement Date, Time and Place:

Survivor’s Option:

Interest Payment Frequency:

Optional Redemption/Repayment, if any:

Initial Redemption/Repayment Date[s]:

Redemption/Repayment Price: Initially     % of Principal Amount and declining by     % of the Principal Amount on each anniversary of the Initial Redemption/Repayment Date until the Redemption/Repayment Price is 100% of the Principal Amount.

Redemption/Repayment Date until the Redemption/Repayment Price is 100% of the Principal Amount.

[Any other terms and conditions agreed to by the Purchasing Agent and the Company]

INCAPITAL LLC

By:
Title:

ACCEPTED

VERIZON COMMUNICATIONS INC.

By:
Title:

Part II: Form of Terms Agreement for Floating-Rate Notes or Indexed Notes

Verizon Communications Inc. Terms Agreement

Verizon InterNotes®

[            ], 20[    ]

Verizon Communications Inc.

One Verizon Way

Basking Ridge, New Jersey 07920-1097

The undersigned agrees to purchase the following aggregate principal amount of Verizon InterNotes®:

$

The terms of the Verizon InterNotes® shall be as follows:

CUSIP Number:
Maturity Date:
Price to Public:
Agent’s Concession: %
Net Proceeds to Issuer:
Settlement Date, Time and Place:
Survivor’s Option:
Interest Payment Frequency:
Interest Payment Dates:
Interest Rate Basis:
Initial Interest Rate: %
Index Maturity:
Spread to Interest Rate Basis:
Interest Reset Dates:
Minimum Interest Amount:
Day Count Basis:
Optional Redemption/Repayment, if any:
Initial Redemption/Repayment Date[s]:
Redemption/Repayment Price: Initially % of Principal Amount and declining by % of the Principal Amount on each anniversary of the Initial Redemption/Repayment Date until the Redemption/Repayment Price is 100% of the Principal Amount.

Calculation Agent:

[Any other terms and conditions agreed to by the Purchasing Agent and the Company]

INCAPITAL LLC

By:
Title:

ACCEPTED

VERIZON COMMUNICATIONS INC.

By:
Title:

EXHIBIT F

Part I: Form of Pricing Supplement for Fixed-Rate Notes

Pricing Supplement Dated:	Filed under Rule 424(b)(3)
(To Prospectus Dated September 1, 2016, and	File No. 333-213439
Prospectus Supplement Dated [●], 2017)
Pricing Supplement No. [ ]

Verizon Communications Inc.

One Verizon Way

Basking Ridge, New Jersey 07920-1097

Verizon InterNotes®

Trade Date: [                    ]

Issue Date: [                    ]

Joint Lead Managers and Lead Agents: [    ]

Agents: [    ]

CUSIP NUMBER	PRINCIPAL AMOUNT	SELLING PRICE	GROSS CONCESSION	NET PROCEEDS	COUPON RATE	COUPON FREQUENCY

MATURITY DATE	FIRST COUPON DATE	FIRST COUPON AMOUNT	SURVIVOR’S OPTION	PRODUCT RANKING	REDEMPTION INFO

Other Terms:

The Verizon InterNotes® will be represented by a Master Note in fully registered form, without coupons. The Master Note will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC, as depository, or another depository as may be named in a subsequent pricing supplement.

F-1

Part II: Form of Pricing Supplement for Floating-Rate Notes

Pricing Supplement Dated:	Filed under Rule 424(b)(3)
(To Prospectus Dated September 1, 2016, and	File No. 333-213439
Prospectus Supplement Dated [●], 2017)
Pricing Supplement No. [ ]

Verizon Communications Inc.

One Verizon Way

Basking Ridge, New Jersey 07920-1097

Verizon InterNotes®

Trade Date: [                    ]

Issue Date: [                    ]

Joint Lead Managers and Lead Agents: [    ]

Agents: [    ]

CUSIP NUMBER	PRINCIPAL AMOUNT	SELLING PRICE	GROSS CONCESSION	NET PROCEEDS	COUPON TYPE	INTEREST RATE BASIS

INDEX MATURITY	SPREAD TO INTEREST RATE BASIS	MATURITY DATE	MAXIMUM INTEREST AMOUNT	INITIAL INTEREST RATE	FIRST COUPON DATE

INTEREST PAYMENT DATES	DAY COUNT BASIS	INTEREST RESET DATES

Other Terms:

The Verizon InterNotes® will be represented by a Master Note in fully registered form, without coupons. The Master Note will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC, as depository, or another depository as may be named in a subsequent pricing supplement.

F-2

EXHIBIT G

Master Selected Dealer Agreement

, 20[    ]

Dear [Dealer Name]:

In connection with public offerings of securities after the date hereof for which we are acting as lead agent, as lead or co-manager of an underwriting syndicate or in connection with unregistered (pursuant to Rule 144A under the Securities Act (as defined below) or otherwise exempt) offerings of securities for which we are acting as lead agent or lead or co-manager or otherwise involved in the distribution of securities by means of an offering of securities for sale to selected dealers, you may be offered the right as a selected dealer to purchase as principal a portion of such securities.

This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such selected dealer group organized by us as follows.

1. Applicability of this Agreement. The terms and conditions of this letter agreement (this “Agreement”) shall be applicable to any offering of securities (“Securities”), whether a public offering effected pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or an offering exempt from registration thereunder (other than an offering of Securities effected wholly outside the United States of America), in respect of which Incapital LLC (“Incapital”), clearing through RBC Dain Correspondent Services (the “Account”) (acting for its own Account or for the account of any underwriting or agent or similar group or syndicate), is responsible for managing or otherwise implementing the sale (whether by acting as lead agent or manager or by facilitating the re-offer of Securities or otherwise) of the Securities to selected dealers (“Selected Dealers”) and has expressly informed you that these terms and conditions shall be applicable. Any such offering of Securities to you as a Selected Dealer is hereinafter called an “Offering.” In the case of any Offering where we are acting for the account of any underwriting or agent or similar group or syndicate (whether purchasing as principal for resale or soliciting as agent purchases of Securities directly from the issuer) (“Underwriters”), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives. The use of the defined term Underwriter herein shall be understood to include acting as agent.

2. Conditions of Offering; Acceptance and Purchases. Any Offering: (i) will be subject to delivery of the Securities and their acceptance by us and any other Underwriters; (ii) may be subject to the approval of all legal matters by counsel and the satisfaction of other closing conditions; and (iii) may be made on the basis of reservation of Securities or an allotment against subscription. We will advise you by electronic mail, facsimile or other form of Written Communication (as defined below) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(c) hereof) of any Offering in which you are invited to participate. “Written Communication” may include, in the case of any Offering described in Section 3(a) hereof, Additional Information (as defined below) and, in the case of any Offering described in Section 3(b) hereof, an offering circular. You agree that if we make electronic delivery of a prospectus or an offering circular or any supplement thereto, we have satisfied our obligation, if any, pursuant to Section 3 hereof to deliver to you a prospectus or an offering circular or any supplement thereto. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to an Offering should be sent to Incapital LLC, 200 South Wacker Drive, Suite 3700, Chicago, Illinois 60606 (Fax: (312) 379-3701). We reserve the right to reject any acceptance in whole or in part. Unless notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one day’s prior notice to you, by electronic transfer in an amount equal to the Public Offering Price (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined), payable in Federal funds to the order of RBC Dain Correspondent Services clearing for the account of Incapital LLC, against delivery of the Securities. If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities. Notwithstanding the foregoing, unless notified otherwise by us, payment for and delivery of Securities purchased by you shall be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in a Written Communication to you from us or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date.

3. Offering Materials and Arrangements.

(a) Registered Offerings. In the case of any Offering of Securities that are registered under the Securities Act (“Registered Offering”), the following terms shall have the following meanings. The term “Preliminary Prospectus” means any preliminary prospectus relating to the Offering or any preliminary prospectus supplement together with a prospectus relating to the Offering. The term “Prospectus” means the prospectus, together with the final prospectus supplement, if any, relating to the Offering filed or to be filed under Rule 424 of the Securities Act. The term “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the term “Permitted Free Writing Prospectus” means (i) a free writing prospectus authorized for use by us and the issuer in connection with the Offering of the Securities that has been or will be filed with the Commission (as defined) in accordance with Rule 433(d) of the Securities Act or (ii) a free writing prospectus containing solely a description of terms of the Securities that (A) does not reflect the final terms, (B) is exempt from the filing requirement pursuant to Rule 433(d)(5)(i) and (C) is furnished to you for use by Incapital LLC. “Additional Information” means the Preliminary Prospectus together with each Permitted Free Writing Prospectus, if any, delivered to you relating to the Offering of Securities. In connection with any Registered Offering, we will provide to you electronically copies of the Additional Information and of the Prospectus (other than, in each case, information incorporated by reference therein) for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations of the Securities and Exchange Commission (the “Commission) thereunder and will make available to you such number of copies of the Prospectus as you may reasonably request as soon as practicable after sufficient copies are made available to us by the issuer of the Securities.

You agree that you will not use, authorize use of, refer to, or participate in the planning for use of any written communication (as such term is defined in Rule 405 under the Securities Act) concerning the Offering or any issuer of the Securities (including, without limitation, any free writing prospectus and any information furnished by us and any issuer of Securities but not incorporated by reference into the Preliminary Prospectus or Prospectus), other than (i) any Preliminary Prospectus or Prospectus or (ii) any Permitted Free Writing Prospectus.

You represent and warrant that you are familiar with the rules relating to the distribution of a Preliminary Prospectus and agree that you will comply therewith. You represent and warrant that you are familiar with Rule 173 under the Securities Act relating to electronic delivery. You agree to make a record of your distribution of each Preliminary Prospectus and, when furnished with copies of any revised Preliminary Prospectus, you will, upon our request, promptly forward copies thereof to each person to whom you have theretofore distributed a Preliminary Prospectus.

You agree that in purchasing Securities in a Registered Offering you will rely upon no statement whatsoever, written or oral, other than the statements in the Preliminary Prospectus or final Prospectus delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to a prospectus or by any Underwriter to give any information or to make any representation not contained in the prospectus in connection with the sale of such Securities. You agree that you have not relied, and will not rely, upon advice from us regarding the suitability of any Securities as an investment for you or your clients. You acknowledge and agree that it is your sole responsibility to ensure that, prior to any distribution, the Securities are suitable for your clients, it is lawful for your clients to purchase the Securities and the clients are capable of evaluating and have evaluated the risks and merits of an investment in the Securities. You agree not to market the Securities in any manner which is inconsistent with or not on the basis of the materials furnished to you for use in the distribution and you agree not to use marketing materials other than those that have been approved for use.

(b) Offerings Pursuant to Offering Circular. In the case of any Offering of Securities other than a Registered Offering, which is made pursuant to an offering circular or other disclosure document comparable to a prospectus in a Registered Offering, we will provide to you electronically copies of each preliminary offering circular, if any, any offering circular supplement and of the final offering circular relating thereto and will make available to you such number of copies of the final offering circular as you may reasonably request as soon as practicable after sufficient copies are made available to us by the issuer of the Securities. You agree that you will comply with the applicable Federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering materials by brokers or dealers.

You agree that in purchasing Securities pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the preliminary or final offering circular delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities. You agree that you have not relied, and will not rely, upon advice from us regarding the suitability of any Securities as an investment for you or your clients. You acknowledge and agree that it is your sole responsibility to ensure that, prior to any distribution, the Securities are suitable for your clients, it is lawful for your clients to purchase the Securities and the clients are capable of evaluating and have evaluated the risks and merits of an investment in the Securities. You agree not to market the Securities in any manner which is inconsistent with or not on the basis of the materials furnished to you for use in the distribution and you agree not to use marketing materials other than those that have been approved for use.

(c) Offer and Sale to the Public. With respect to any Offering of Securities, we will inform you by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers and the time when you may commence selling Securities to the public. After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance to dealers. The offering price, selling concession and reallowance (if any) to dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the “Public Offering Price,” the “Concession” and the “Reallowance.” With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 6 hereof, you agree to offer Securities to the public at no more than the Public Offering Price. If so notified by us, you may sell Securities to the public at a lesser negotiated price than the Public Offering Price, but in an amount not to exceed the “Concession.” If a Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who are either (i) members in good standing of the Financial Industry Regulatory Authority (“FINRA”) who agree to abide by the applicable rules of FINRA (and its predecessor, the National Association of Securities Dealers, Inc. (“NASD”), as applicable) (see Section 4(a) below) or (ii) foreign banks, dealers or institutions not eligible for membership in FINRA who represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in Section 4(a) hereof.

(d) Over-allotment; Stabilization; Unsold Allotments. We may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. You agree that, upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Public Offering Price less an amount to be determined by us not in excess of the Concession. If, prior to the later of (i) the termination of the provisions of Section 3(c) hereof with respect to any Offering or (ii) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand an amount equal to the Concession with respect to such Securities (unless you shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price in which case we shall not be obligated to pay such Concession to you pursuant to Section 2) plus transfer taxes and broker’s commissions or dealer’s mark-up, if any, paid in connection with such purchase or contract to purchase.

4. Representations, Warranties and Agreements.

(a) FINRA. You represent and warrant that you are actually engaged in the investment banking or securities business. In addition, you further represent and warrant that you are either (i) a member in good standing of the FINRA, (ii) a foreign bank, dealer or institution not eligible for membership in the FINRA which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply with the FINRA’s interpretation with respect to free riding and withholding, or (iii), solely in connection with an Exempted or Municipal Securities Offering, a bank, as defined in Section 3(a)(6) of the Exchange Act, that does not otherwise fall within provision (i) or (ii) of this sentence. You agree to notify us immediately if any of the following happens: you cease to be authorized or licensed by any authority in any relevant jurisdiction to offer Securities; you change your legal status (for example, from a corporation to a partnership or limited liability company); or you become aware that you may be in violation of any regulations applicable to the distribution of the Securities. You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of the FINRA’s interpretation with respect to review of corporate financing as such requirements relate to such Offering.

You agree that, in connection with any purchase or sale of the Securities wherein a Concession, discount or other allowance is received or granted, (1) you will comply with the provisions of FINRA Rule 5141, subject to the provisions of FINRA Rule 5130, and (2) if you are a non-FINRA member broker or dealer in a foreign country, you will also comply (A), as though you were a FINRA member, with the provisions of FINRA Rule 5141, subject to the provisions of FINRA Rule 5130, and (B) with NASD Rule 2420 (and any successor FINRA Rule) as that rule applies to a non-FINRA member broker or dealer in a foreign country.

You further agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a selling Concession, discount or other allowance is granted to you, clauses (1) and (2) of the preceding paragraph will be applicable.

You further represent and warrant to us at all times that you have obtained all required licenses and authorizations to legally carry out the activities contemplated by this Agreement in each jurisdiction where you are carrying out such activities.

(b) Relationship Among Underwriters and Selected Dealers. We may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, without consent, the

Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Concession. Unless otherwise specified in a separate agreement between you and us, this Agreement does not authorize you to act as agent for: (i) us; (ii) any Underwriter; (iii) the issuer; or (iv) other seller of any Securities in offering Securities to the public or otherwise. Neither we nor any Underwriter shall be under any obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering. Nothing contained herein or in any Written Communication from us shall constitute the Selected Dealers an association or partners with us or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended, and agree not to take any position inconsistent with that election. You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with any Offering, you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

(c) Role of Incapital; Legal Responsibility. Incapital is acting as representative of each of the Underwriters in all matters connected with the Offering of the Securities and with the Underwriters’ purchases (or solicitation for purchase) of the Securities. The rights and liabilities of each Underwriter of Securities and each Selected Dealer shall be several and not joint. Incapital, as such, shall have full authority to take such action as it deems advisable in all matters pertaining to the Offering of the Securities or arising under this Agreement. Incapital will have no liability to any Selected Dealer for any act or omission except for obligations expressly assumed by it hereunder, and no obligations on the part of Incapital will be implied hereby or inferred herefrom.

(d) Blue Sky Laws. Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction. You agree to: (i) only engage in a distribution in accordance with the terms of any restrictions in the final Prospectus or offering circular, as applicable; (ii) not conduct any distribution which would constitute, in any jurisdiction, a public offer as defined by the law of the relevant jurisdiction, unless you have requested of us and we have confirmed to you that the Securities are approved for public offer in such jurisdiction; and (iii) observe the dates of any subscription period.

(e) U.S. Patriot Act/Office of Foreign Asset Control (OFAC). You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they comply and will comply with all applicable rules and regulations of the Office of Foreign Assets Control of the U.S. Department of the Treasury (the “OFAC”) and all applicable requirements of the U.S. Bank Secrecy Act and the USA

PATRIOT Act and the rules and regulations promulgated thereunder. You agree to only market, offer or sell Securities in jurisdictions agreed by us and excluding those jurisdictions on the Country Sanctions Programs of the OFAC.

(f) Cease and Desist Proceedings. You represent and warrant that you are not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the Offering.

(g) Compliance with Law. You agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the Issuer or other seller of such Securities) you will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Commission thereunder, the applicable rules and regulations of any securities exchange having jurisdiction over the Offering and the applicable rules and regulations of any regulatory organization having jurisdiction over your activities. You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they have not relied upon advice from us, any Issuer of the Securities, the Underwriters or other sellers of the Securities or any of our or their respective affiliates regarding the suitability of the Securities for any investor.

(h) Electronic Media. You agree that you are familiar with the Commission’s guidance on the use of electronic media to deliver documents under the federal securities laws and all guidance published by FINRA or its predecessor concerning delivery of documents by broker-dealers through electronic media. You agree that you with comply therewith in connection with a Registered Offering.

(i) Structured Products. You agree that you are familiar with NASD Notice to Members 5-59 concerning the obligations of member firms when selling structured products and, to the extent that it is applicable to you, you agree to comply with the requirements therein.

(j) New Products. You agree to comply with NASD Notice to Members 5-26 recommending best practices for reviewing new products.

5. Indemnification. You hereby agree to indemnify and hold us harmless and to indemnify and hold harmless the Issuers, any Underwriter and any of our affiliates from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any action or claim) caused by your failure or the failure of any other subsidiary, affiliate or agent of yours or the failure of any selling agent of yours to offer or sell the Securities in compliance with any applicable law or regulation, to comply with the provisions hereof including, but not limited to, any actual or alleged breach or violation of any representations and warranties contained herein or to obtain any consent, approval or permission required in connection with the distribution of the Securities.

6. Termination, Supplements and Amendments. This Agreement shall continue in full force and effect until terminated by a written instrument executed by each of the parties hereto. This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to this “Agreement” herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Section 3(c) hereof with regard to any Offering will terminate at the close of business on the 30th day after the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.

7. Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in Section 1 hereof, and the respective successors and assigns of each of them.

8. Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of Illinois.

9. Headings and References. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

10. Supersedes Prior Agreement. This Agreement, as amended and supplemented from time to time, supersedes and replaces in its entirety any other selected dealers agreement and any other agreement between us governing similar transactions in which you are acting as a selected dealer, for all Offerings conducted from and after the date hereof.

Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to, or your acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 6 hereof) together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters, (ii) confirmation that your representations and warranties set forth in Section 4 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) in the case of any Offering described in Section 3(a) or 3(b) hereof, acknowledgment that you have requested or will request and received or will receive from us sufficient copies of the final prospectus or offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.

Very truly yours,

By:
By:
Title:

CONFIRMED:             , 20[    ]

[DEALER NAME]

By:

Name:
(Print name)

Title:

EXHIBIT H

Form of Agent Joinder Letter

[Date]

[Name and Address of Agent]

Re: [Verizon InterNotes® (the “Notes”) / Issuance of $[        ] Verizon InterNotes® by Verizon Communications Inc. Due [    ], Sold on [    ], for Settlement on [    ] (the “Notes”)]

Dear [    ]:

The Selling Agent Agreement, dated as of [    ], 2017 (the “Agreement”), among Verizon Communications Inc. (the “Company”), Incapital LLC and the Agents named therein, provides for the issue and sale by the Company of the Notes.

Subject to and in accordance with the terms of the Agreement and accompanying Procedures, the Company hereby appoints you as Agent (as such term is defined in the Agreement) [on an ongoing basis in connection with the purchase of the Notes][in connection with the purchase of the Notes, but only for this one transaction]. Your appointment is made subject to the terms and conditions applicable to Agents under the Agreement and terminates upon [termination of the Agreement][payment for the Notes or other termination of this transaction]. Accompanying this letter is a copy of the Agreement, the provisions of which are incorporated herein by reference. Copies of the documents previously delivered to the Agents under the Agreement are available upon request.

This letter agreement, like the Agreement, is governed by and construed in accordance with the laws of the State of New York.

If the above is in accordance with your understanding of our agreement, please sign and return this letter to us on or before settlement date. This action will confirm your appointment and your acceptance and agreement to act as Agent [on an ongoing basis in connection with the purchase of the Notes][in connection with the issue and sale of the Notes] under the terms and conditions of the Agreement. Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed thereto in the Agreement

Very truly yours,

VERIZON COMMUNICATIONS INC.

By:
Name:
Title:

H-1

AGREED AND ACCEPTED

[Name of Agent]

By:
Name:
Title:

H-2